Filed Pursuant to Rule 424(b)(5)
Registration No. 333-163025
No. 333-163025-01

prospectus supplement
to prospectus dated September 20, 2010

$1,312,000,000
Chrysler Financial Auto Securitization Trust 2010-A
Issuing Entity

Chrysler Financial Services Americas LLC
Sponsor, Originator, Depositor and Servicer

The issuing entity will issue the following notes that will be backed by automobile and light duty truck receivables purchased directly from Chrysler Financial Services Americas LLC. Interest and principal will be payable on the 8th day of each month (or if the 8th day is not a business day, then on the next business day), commencing on October 8, 2010.

Total Notes Issued

		Original		Price		Proceeds
		Principal	Interest	to the	Underwriting	to the
	Class	Amount	Rate	Public(2)	Fees	Depositor(2)
	A-1 Notes(1)	$688,000,000	0.33579%	n/a	n/a	n/a

	A-2 Notes	$720,000,000	0.69%	99.99803%	0.25000%	99.74803%

	A-3 Notes	$318,891,000	0.91%	99.99621%	0.35000%	99.64621%

	B Notes	$82,983,000	1.65%	99.99938%	0.45000%	99.54938%

	C Notes	$80,882,000	2.00%	99.99201%	0.55000%	99.44201%

	D Notes	$109,244,000	3.52%	99.98780%	0.65000%	99.33780%

	Total Notes(3)	$2,000,000,000	n/a	$1,311,953,425	$4,444,479	$1,307,508,946

(1)	Not being offered publicly or in this document.
(2)	Plus accrued interest from September 29, 2010; total is for offered notes.
(3)	The issuing entity will issue E Notes that are not being offered publicly or in this document and will be initially held by an affiliate of the issuing entity.

Initial Credit Enhancement for the Senior Notes(1)(2)

	Class	Overcollateralization	Reserve Fund	Total
	Amount	$100,840,515	$10,504,203	$111,344,718

	Percentage of Total Senior Notes	5.04%	0.53%	5.57%

(1)	The expected excess cash flows generated from the difference between the interest collections on all the receivables and the sum of the servicing fee, the backup servicer fee, senior servicer transition costs and indemnities, if any, the interest payments on the outstanding notes and required reserve fund deposits could also provide credit enhancement.

(2)	Payment of principal of the B notes is subordinated to the A notes. Payment of principal of the C notes is subordinated to the A notes and the B notes. Payment of principal of the D notes is subordinated to the A notes, the B notes and the C notes. Payment of principal of the E notes is subordinated to the A notes, the B notes, the C notes and the D notes. Such subordination provides credit enhancement for the A notes, the B notes, the C notes and the D notes, respectively.

Before you decide to invest in any of the offered notes, please read this prospectus supplement and the prospectus, especially the risk factors beginning on page S-14 of this prospectus supplement and on page 9 of the prospectus. The notes will be obligations of the issuing entity only and neither the notes nor the assets of the issuing entity will represent interests in or obligations of Chrysler Financial Services Americas LLC or any of its affiliates.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

Joint Lead Managers

Barclays Capital	Citi	Deutsche Bank

The date of this prospectus supplement is September 24, 2010

READING THE PROSPECTUS AND PROSPECTUS SUPPLEMENT

We provide information on the offered notes in two documents that offer varying levels of detail:

1.	Prospectus — provides general information, some of which may not apply to the offered notes.

2.	Prospectus Supplement — provides a summary of the specific terms of the offered notes.

We suggest you read this prospectus supplement and the prospectus. The prospectus supplement pages begin with “S”. If the terms of the offered notes described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S-3 in this document and on page 4 in the prospectus to locate the referenced sections.

The Index of Principal Terms on page 78 in the prospectus lists the pages where certain terms used in the prospectus or this prospectus supplement are defined.

TRANSACTION ILLUSTRATION

on or about September 29, 2010
(approximate $ thousands)

(1)	Not being offered publicly or in this document.

TRANSACTION SUMMARY

The following summary is a short description of the main terms of the offering of the notes. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

PARTIES TO THE TRANSACTION

Entity	Description
Chrysler Financial Auto Securitization Trust 2010-A	• Issuing entity for the notes • A Delaware statutory trust • Principal office is in Wilmington, Delaware

Chrysler Financial Services Americas LLC (“CFSA”)	• Sponsor of the issuing entity and originator of the receivables and depositor to the issuing entity

•    Servicer of the receivables

•    A Michigan limited liability company

•    Administrator of the issuing entity

Wells Fargo Bank, National Association(1)	• Indenture trustee • Performs duties for the benefit of the noteholders • Backup servicer of the receivables

U.S. Bank Trust National Association(1)	• Owner trustee • Performs duties on behalf of the issuing entity

Chrysler Residual Holdco LLC (“Residual Holdco”)	• A Delaware special-purpose financing entity • A direct wholly-owned subsidiary of CFSA • Initial holder of E notes and residual interest in the issuing entity

(1) The depositor and its affiliates may maintain normal commercial banking relations with the indenture trustee, the backup servicer, the owner trustee and their respective affiliates.

BASIC TERMS OF NOTES OFFERED

The issuing entity will issue approximately $2,000,000,000 of the A-1, A-2, A-3, B, C and D notes (the “senior notes”). This prospectus supplement provides information on those senior notes specified in the table below that are being offered in this document (the “offered notes”):

Offered Notes

		Interest Rate
Class	Principal Amount	Per Annum	Legal Final

A-2 Notes	$720,000,000	0.69%	January 2013

A-3 Notes	$318,891,000	0.91%	August 2013

B Notes	$82,983,000	1.65%	November 2013

C Notes	$80,882,000	2.00%	January 2014

D Notes	$109,244,000	3.52%	August 2016

The issuing entity will also issue $688,000,000 of Class A-1, 0.33579% asset-backed notes, due on October 11, 2011, and Class E notes which are not being offered publicly or in this document. The E notes are the “subordinated notes” and will have a stated principal amount for voting purposes equal to the sum of the initial reserve fund balance and the initial overcollateralization amount.

Other points to consider include:

•	the outstanding principal of each class of senior notes is due by its maturity date (each, a “Legal Final”),

•	you may purchase the offered notes in $1,000 increments,

•	payments on the senior notes will be made on the 8th day of each month (or if the 8th day is not a business day, then on the next business day), commencing on October 8, 2010,

•	the offered notes are expected to receive credit ratings from three nationally recognized statistical rating organizations; refer to the “Ratings” sections of this prospectus supplement and the prospectus,

•	the offered notes are expected to be issued on or about September 29, 2010 in book-entry form through the facilities of DTC, Clearstream and the Euroclear System,

•	the senior notes are generally eligible for purchase by employee benefit plans, subject to important considerations; refer to the “Certain ERISA Considerations” section of the prospectus.

Flow of Funds

We describe the funds available to make payments on the notes on a payment date under the “Flow of Funds” section of this prospectus supplement. On each payment date the indenture trustee will apply those available funds in the following amounts and order of priority:

Aggregate amounts paid to the backup servicer that are senior servicer transition costs and indemnities shall not exceed (while the notes are outstanding) $175,000.

Notwithstanding the preceding paragraph, if payment of the notes has been accelerated because of an event of default under the indenture, then the available funds (except for the reserve fund) that remain after payment of the amounts set forth in the first three steps of the above chart, through and including payment of interest on the A notes shall be applied on each payment date in the following order of priority:

(i)	first, to credit to the note principal distribution account the amount necessary to reduce the outstanding principal amount of the A notes to zero, to the extent that funds are available;

(ii)	second, to pay accrued and unpaid interest on the B notes;

(iii)	third, to credit to the note principal distribution account the amount necessary to reduce the outstanding principal amount of the B notes to zero;

(iv)	fourth, to pay accrued and unpaid interest on the C notes;

(v)	fifth, to credit to the note principal distribution account the amount necessary to reduce the outstanding principal amount of the C notes to zero;

(vi)	sixth, to pay accrued and unpaid interest on the D notes;

(vii)	seventh, to credit to the note principal distribution account the amount necessary to reduce the outstanding principal amount of the D notes to zero;

(viii)	eighth, to the unpaid indemnity amounts of any successor servicer and indemnity amounts of the indenture trustee and owner trustee;

(ix)	ninth, to additional servicing fees of any successor servicer (other than the backup servicer); and

(x)	tenth, any remainder to the holder of the E notes.

Notwithstanding the foregoing, when the payment of the notes has been accelerated upon an event of default under the Indenture or if CFSA is no longer acting as servicer of the receivables, the total available funds will first be applied to pay all fees and expenses of the indenture trustee and the owner trustee.

On each payment date, including on or after the occurrence of an event of default under the indenture, the indenture trustee will apply the funds in the note principal distribution account in the following order of priority:

Optional Redemption

The servicer will have the option to purchase all of the remaining receivables from the issuing entity when their aggregate principal balance declines to an amount that is less than or equal to 10.0% of the initial aggregate principal balance of the receivables, or approximately $210,084,051 or less. If the servicer decides to exercise this option, then the outstanding principal amounts of the senior notes then outstanding, together with any accrued and unpaid interest, will be repaid in a lump sum payment.

Credit Enhancement

Credit enhancement for the senior notes is intended to increase the likelihood of the full payment of principal and interest on the senior notes and will be as follows:

Overcollateralization.  Overcollateralization is represented on any date of determination by the amount by which the principal balance of the receivables exceeds the aggregate principal amount of the senior notes on such date. The initial overcollateralization amount is approximately $100,840,515.

The issuing entity will attempt to maintain an overcollateralization amount (i.e., on any date of determination, the amount by which the principal balance of the receivables exceeds the aggregate principal amount of the senior notes on such date) at least equal to the target overcollateralization amount. Provided that no event of default under the indenture has occurred and is continuing, total funds available on any payment date to the extent not applied to pay the servicing fee, backup servicer fee, senior servicer transition costs and indemnities (if any) and accrued and unpaid interest on the A notes will be applied (i) first, to pay the first priority principal distribution amount to the noteholders in payment of principal of the A notes, (ii) second, to pay accrued and unpaid interest on the B notes, (iii) third, to pay the second priority distribution amount to the noteholders in payment of principal of the B notes, (iv) fourth, to pay accrued and unpaid interest on the C notes, (v) fifth, to pay the third priority distribution amount to the noteholders in payment of principal of the C notes, (vi) sixth, to pay accrued and unpaid interest on the D notes, (vii) seventh, to pay the fourth priority distribution amount to the noteholders in payment of principal of the D notes, (viii) then, to replenish the reserve fund, if necessary, up to the initial amount, (ix) then, to pay the required principal distribution amount to the noteholders in payment of principal of the senior notes (excluding amounts paid pursuant to clauses (i), (iii), (v) and (vii) above), (x) then, to pay unpaid indemnity amounts of any successor servicer, the indenture trustee and the owner trustee, (xi) then, to pay to any successor servicer (other than the backup servicer, if any) additional servicing fees, if any, and (xii) then, to pay any remaining available funds to the holder of the E notes. Refer to the “Flow of Funds” section in this prospectus supplement for a description of the target overcollateralization amount and the required principal distribution amount.

Excess Interest Collections.  Excess interest collections are generally equal to (A) the sum of (i) interest collections received on the receivables during the prior calendar month and (ii) net investment earnings on the reserve fund received during the prior calendar month minus (B) the sum of (i) the servicing fee, backup servicer fee and senior servicer transition costs and indemnities (if any), for the prior calendar month, (ii) accrued and unpaid interest on the senior notes, and (iii) the amount, if any, required to replenish the reserve fund to $10,504,203.

Excess interest collections, to the extent available, provide an additional form of credit enhancement since they will be applied to the payment of principal of the senior notes to the extent described under “Flow of Funds” above.

Reserve Fund

•	On the closing date, the depositor will provide funds from the proceeds of its sale of receivables to establish a $10,504,203 reserve fund.

•	The indenture trustee will hold the reserve fund for the benefit of the noteholders.

•	The reserve fund will be invested in high quality, short-term investments which mature on or prior to each payment date.

•	If the total funds available for distribution (other than amounts on deposit in the reserve fund) minus the sum of the servicing fee, backup servicer fee and senior servicer transition costs and indemnities (if any) is less than accrued interest on the senior notes, the reserve fund will be available to make interest payments on the senior notes.

•	If a class of senior notes has not been paid in full on its Legal Final, the reserve fund will be applied to the payment of principal for that class of senior notes.

•	If the aggregate outstanding principal amount of the senior notes exceeds the outstanding principal balance of the receivables as of the end of the prior calendar month, the reserve fund will be applied to the payment of principal of the senior notes to the extent of such excess.

•	As illustrated under “Flow of Funds” above, on each payment date, before any acceleration of the notes following an event of default the reserve fund will be replenished up to the initial balance to the extent funds are available.

•	After full payment of all accrued interest on the senior notes and the outstanding principal amount of the senior notes, the reserve fund will be distributed to the holders of E notes.

Subordination of B, C, D and E Notes.  The B notes will not receive any principal payments until the A notes are paid in full and will not receive an interest payment on a payment date until the first priority principal distribution amount, if any, has been applied to pay principal of the A notes on such payment date. The C notes will not receive any principal payments until the A and B notes are paid in full and will not receive an interest payment on a payment date until the second priority principal distribution amount, if any, has been applied to pay principal of the B notes on such payment date. The D notes will not receive any principal payments until the A, B and C notes are paid in full and will not receive an interest payment on a payment date until the third priority principal distribution amount, if any, has been applied to pay principal of the C notes on such payment date. The E notes will not receive any payments from amounts on deposit in the note principal distribution account until the A, B, C and D notes are paid in full. Also, if payment of the notes has been accelerated because of certain events of default under the indenture, payment of interest on the B, C and D notes will be further subordinated as described in “Flow of Funds” above. Payments of principal and, under certain circumstances, interest on the B notes are subordinated to payments on the A notes. Payments of principal and, under certain circumstances, interest on the C notes are subordinated to payments on the A and B notes. Payments of principal and, under certain circumstances, interest on the D notes are subordinated to payments on the A, B and C notes. Payments on the E notes are subordinated to payments on the A, B, C and D notes.

Losses not covered by credit enhancement.  The priority of payments described under “Flow of Funds” above will result in the notes with the lowest priority incurring losses and not receiving payments due before the notes with the next lowest priority incur any losses and do not receive payments due.

POOL ASSETS

On the closing date the issuing entity will use the proceeds from the issuance of the notes to purchase a pool of automobile and light duty truck receivables from the depositor. Collections on this pool of receivables will be the issuing entity’s principal source of funds for making payments on the notes. The following information about the receivables is based on receivables in a statistical pool as of the close of business on August 31, 2010 (the “cut-off date”). The characteristics of the receivables sold to the issuing entity on the closing date may vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement, although the sponsor does not expect that the variance will be material. However, the aggregate principal balance of and number of receivables in the actual pool sold to the issuing entity will be a function of the actual aggregate principal amount of the notes sold and therefore may be less than the principal balance and number of receivables in the statistical pool.

The receivables in the statistical pool had the following characteristics:

Composition of the Statistical Pool
As of August 31, 2010

		Weighted
	Total	Average	Minimum	Maximum

Aggregate Principal Balance	$3,200,000,914.03

Number of Receivables	241,183

Average Principal Balance	$13,267.94

Receivables with an Original Term of 72 Months or Longer as a Percentage of the Aggregate Principal Balance	66.08%

Percentage of Chrysler Group Vehicles	93.68%

APR		7.15%	0.00%	25.00%

Original Term (months)		67.21	24	84

Remaining Term (months)		37.46	1	59

FICO Scores at origination(1)		719	386	886

(1)	Calculated excluding accounts for which CFSA has no FICO scores. We describe FICO scores in the prospectus under the “Receivable Pools — Underwriting of Receivables” section.

As of the cut-off date, the receivables in the statistical pool described in this prospectus supplement had an aggregate principal balance of $3,200,000,914. If the aggregate amount of notes issued is $2,000,000,000, the receivables sold to the issuing entity on the closing date will have an aggregate principal balance of $2,100,840,515.

New/Used Vehicle Distribution of the Statistical Pool
As of August 31, 2010

	New	Used

Aggregate Principal Balance	$2,710,721,304.86	$489,279,609.17

Percentage of Aggregate Principal Balance	84.71%	15.29%

Number of Receivables	186,801	54,382

Percentage of Total Number of Receivables	77.45%	22.55%

SERVICING FEE

On each payment date the servicer will receive its servicing fee out of available funds prior to the payment of any other fees or expenses of the issuing entity and any payment on the notes. So long as CFSA or the backup servicer is the servicer, the monthly fee will be 1/12th of 1% of the aggregate principal balance of the receivables as of the first day of the prior calendar month. The servicing fee for the first payment date will be adjusted to reflect an accrual from the cut-off date.

TAX STATUS

In the opinion of Milbank, Tweed, Hadley & McCloy LLP, special tax counsel for the trust, subject to customary limitations and qualifications, for federal income tax purposes the offered notes will be characterized as debt and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

See “Certain Federal Income Tax Consequences — Trusts in Which All Certificates/Residual Interests Are Retained by the Depositor or an Affiliate of the Depositor” and “— Certain State Tax Consequences” in the prospectus for additional information concerning the application of federal and state tax laws to the notes. For this purpose, the referenced sections in the prospectus should be read as if the E notes represented the certificates referred to therein and the certificates were otherwise disregarded.

ERISA CONSIDERATIONS

The senior notes are generally eligible for purchase by employee benefit plans, and the E notes are generally not eligible for purchase by employee benefit plans, subject in each case to important considerations.

See “Certain ERISA Considerations” in the prospectus for additional information concerning the application of certain federal laws to the notes. For this purpose, the referenced sections in the prospectus should be read as if the E notes represented the certificates referred to therein and the certificates were otherwise disregarded. The Exemption (as defined in the prospectus) will not apply to the E notes.

CUSIP NUMBERS

Each class of senior notes will have the following CUSIP number:

Class	CUSIP Number

A-1 Notes	17121DAA7
A-2 Notes	17121DAB5
A-3 Notes	17121DAC3
B Notes	17121DAD1
C Notes	17121DAE9
D Notes	17121DAF6

RISK FACTORS

Investors should consider the following risk factors as well as the risk factors set forth in the prospectus.

LACK OF LIQUIDITY IN THE SECONDARY MARKET COULD
LIMIT YOUR ABILITY TO RESELL NOTES

The secondary market for asset-backed securities has recently experienced significantly reduced liquidity and could experience reduced liquidity in the future, which could limit your ability to resell your notes and adversely affect the price of your notes.

THE CONTINUING ECONOMIC DOWNTURN MAY ADVERSELY AFFECT
THE PERFORMANCE OF THE RECEIVABLES, WHICH COULD RESULT IN LOSSES
ON YOUR NOTES

The United States is experiencing a severe economic downturn that may adversely affect the performance of the receivables. Rising unemployment and continued lack of availability of consumer credit may lead to increased delinquency and default rates by obligors, as well as decreased consumer demand for cars and trucks and reduced used vehicle prices, which could increase the amount of a loss if the receivable defaults. See “Net Credit Loss and Delinquency Experience of CFSA Portfolio” in this prospectus supplement. If the economic downturn worsens, or continues for a prolonged period of time, delinquencies and losses on the receivables could increase, which could result in losses on your notes.

MARKET FACTORS MAY REDUCE THE VALUE OF USED VEHICLES, WHICH
COULD RESULT IN LOSSES ON YOUR NOTES

Vehicles that are repossessed are typically sold at vehicle auctions as used vehicles. The pricing of used vehicles is affected by the supply of and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models, the discontinuation of models and other factors. In addition, decisions by Chrysler Group LLC with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. A decrease in the demand for used vehicles may adversely impact the resale value for repossessed vehicles, which could result in increased losses on the related receivables and losses on your notes.

A CHANGE IN THE CHARACTERISTICS OF THE RECEIVABLES SOLD TO
THE ISSUING ENTITY ON THE CLOSING DATE FROM THE
CHARACTERISTICS OF THE RECEIVABLES IN THE STATISTICAL POOL
COULD RESULT IN FASTER OR SLOWER REPAYMENT OR GREATER LOSSES ON THE NOTES

This prospectus supplement describes the characteristics of the receivables in the statistical pool as of the cut-off date. The receivables sold to the issuing entity on the closing date may have characteristics that differ from the characteristics of the receivables in the statistical pool described in this prospectus supplement, although the sponsor does not expect that any variance will be material. However, the aggregate principal balance of and number of receivables in the actual pool sold to the issuing entity will be a function of the actual aggregate principal amount of the notes sold and therefore may be less than the principal balance and number of receivables in the statistical pool. If you purchase a note, you must not assume that the characteristics of the receivables sold to the issuing entity on the closing date will be identical to the characteristics of the receivables in the statistical pool described in this prospectus supplement. Although the change is not expected to be material, differences in characteristics of the receivables sold to the issuing entity on the closing date from the characteristics of the receivables in the statistical pool could result in faster or slower repayments or greater losses on the notes.

GEOGRAPHIC CONCENTRATION MAY RESULT IN MORE RISK TO YOU

As of the cut-off date, the billing addresses of the obligors of the receivables were concentrated in Texas (15.2%), California (7.7%), Pennsylvania (5.1%) and Michigan (5.1%). No other state constituted more than 5% of the aggregate principal balance of the receivables pool. Economic conditions or other factors affecting these states in particular could adversely impact the delinquency, credit loss or repossession experience of the trust and could result in delays in payment or losses on your notes.

A DECLINE IN THE FINANCIAL CONDITION OR BUSINESS PROSPECTS OF
CFSA COULD RESULT IN LOSSES ON YOUR NOTES

On April 30, 2009, Chrysler LLC, an affiliate of CFSA and a wholly-owned indirect subsidiary of CGI Holding LLC, filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. Under the terms approved by the U.S. Bankruptcy Court and various regulatory and antitrust regulators, effective June 10, 2009, Chrysler LLC sold substantially all of its assets, including its Chrysler, Dodge and Jeep® vehicle production lines, to a new company that operates as Chrysler Group LLC. Subsequent to the filing, Chrysler Group LLC entered into an agreement with GMAC Financial Services to provide consumer retail and dealer inventory financing for Chrysler brand vehicles. As a result, CFSA no longer provides new advances of dealer inventory financing to any U.S. dealers. However, CFSA continues to engage in commercial, consumer and retail lending and leasing and automotive-related lines of business.

The recent and continuing events in the global financial markets and the continuing economic downturn have adversely affected the financial condition and business prospects of the manufacturers, suppliers and other participants in the U.S. auto industry, including Chrysler Group LLC and CFSA, and have raised concerns about the viability of the domestic auto manufacturers and certain suppliers and other participants in the U.S. auto industry. If the economic downturn continues or worsens or CFSA’s financial condition deteriorates, the performance of the receivables, the market value of the vehicles securing the receivables, or the ability of CFSA, as servicer, to service the receivables or honor its commitment to repurchase receivables due to breaches of representations or warranties may be adversely affected, which could result in losses on your notes.

B, C AND D NOTES ARE SUBJECT TO GREATER RISKS
BECAUSE THEY ARE SUBORDINATED

The B notes bear a greater credit risk than the A notes because payments of principal of and interest on the B notes are subordinated as described in this prospectus supplement to payments on the A notes. Also, the failure to pay interest on the B notes will not be an event of default under the indenture so long as any of the A notes are outstanding. The C notes bear a greater credit risk than the A and B notes because payments of principal and interest on the C notes are subordinated as described in this prospectus supplement to payments on the A and B notes. Also, the failure to pay interest on the C notes will not be an event of default under the indenture so long as any of the A or B notes are outstanding. The D notes bear a greater credit risk than the A, B and C notes because payments of principal and interest on the D notes are subordinated as described in this prospectus supplement to payments on the A, B and C notes. Also, the failure to pay interest on the D notes will not be an event of default under the indenture so long as any of the A, B or C notes are outstanding.

HOLDERS OF B, C AND D NOTES MAY SUFFER LOSSES BECAUSE THEY HAVE
LIMITED CONTROL OVER ACTIONS OF THE TRUST AND CONFLICTS
BETWEEN THE VARIOUS CLASSES OF NOTES MAY OCCUR

Because the trust has pledged its property to the indenture trustee to secure payment on the notes, the indenture trustee may, and at the direction of the holders of a majority of the principal amount of the controlling class will, take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of the receivables. In exercising any rights or remedies under the indenture, the holders of a majority of the principal amount of the controlling class may be expected to act solely in their own interests. The controlling class will be the A notes until they are paid in full, and then the B notes until they are paid in full, then the C notes until they are paid in full and then the D notes until they are paid in full.

Furthermore, the holders of a majority of the principal amount of the notes, or the indenture trustee acting on behalf of the holders of a majority of the principal amount of the notes, under certain circumstances, have the right to terminate the servicer as the servicer of the receivables. Additionally, the holder of a majority of the principal amount of the controlling class have the right to waive default by the servicer in performance of its obligations under the Sale and Servicing Agreement. The principal amount of the A notes is expected to constitute a majority of the principal amount of the notes until the A notes are paid in full. Consequently, the holders of the B, C and D notes will have only limited rights to direct remedies under the indenture or to remove the servicer and will not have the ability to waive defaults by the servicer until the A notes have been paid in full.

A REDUCTION, WITHDRAWAL, OR QUALIFICATION OF THE RATINGS ON YOUR NOTES COULD ADVERSELY AFFECT THE MARKET VALUE OF YOUR NOTES AND/OR LIMIT YOUR ABILITY TO RESELL YOUR NOTES

CFSA has hired three rating agencies and will pay them a fee to assign ratings on the notes (each, a “hired NRSRO”). CFSA has not hired any other nationally recognized statistical rating organization (each, a “non-hired NRSRO”) to assign ratings on the notes and is not aware that any non-hired NRSRO has assigned ratings on the notes. However, under newly effective Securities and Exchange Commission (“SEC”) rules, information provided to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the hired NRSRO, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired NRSRO, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired NRSRO for the purpose of assigning or monitoring the ratings on the notes, a hired NRSRO could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

USE OF PROCEEDS

The issuing entity will use the net proceeds from the sale of the notes to purchase the receivables from the depositor. The depositor will use the proceeds it receives to purchase receivables from an affiliate, and such affiliate will use the purchase price it receives from the depositor and other cash to repay indebtedness secured by the receivables to be sold to the issuing entity and by other collateral.

STATIC POOL DATA

Certain static pool data consisting of delinquency, cumulative loss and prepayment data for securitizations of retail motor vehicle receivables sponsored by CFSA is available online at http://www.cfaststaticpools.com. This loss and delinquency static pool data is calculated in the same manner in which losses and delinquencies are calculated in the “Net Credit Loss and Delinquency Experience of CFSA Portfolio” section that follows. This static pool data is not deemed part of this prospectus supplement or the registration statement of which this prospectus supplement is a part to the extent that the static pool data relates to prior securitized pools that were established before January 1, 2006. We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to the trust will be comparable to the historical prepayment, loss or delinquency experience of any of the securitized pools sponsored by CFSA. In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the trust’s receivables. Such differences, along with the varying economic conditions applicable to those securitized pools over their respective lives, may make it unlikely that the trust’s receivables will perform in the same way that any of those pools has performed.

NET CREDIT LOSS AND DELINQUENCY
EXPERIENCE OF CFSA PORTFOLIO

Net credit loss experience is dependent upon general economic conditions, the number of repossessions, the amount of principal and accrued interest outstanding on the receivable at the time of repossession, and the resale values of the repossessed vehicles. Resale values can be affected by fuel costs and other factors. Economic conditions may vary by geographic region due to environmental factors and business cycles, among other things. The geographic distribution of the receivables pool is set forth under “Pool Assets” in this prospectus supplement.

The following tables detail the net credit loss, repossession and delinquency experience of CFSA’s United States portfolio of new and used automobile and light duty truck retail receivables. The information includes:

•	an immaterial amount of retail receivables secured by vehicles other than automobiles and light duty trucks, and

•	previously sold contracts that CFSA continues to service, some of which have been included in securitizations sponsored by CFSA.

Unless otherwise indicated, all amounts and percentages are based on estimated gross collections, including principal and interest.

We cannot assure you that the net credit loss, repossession and delinquency experience on the receivables sold to the issuing entity will be comparable to the following historical experience or that any trends shown in these two tables will apply to the receivables sold to the issuing entity.

CFSA Net Credit Loss and Repossession Experience

	Six Months Ended
	June 30,		Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
Average Portfolio Outstanding during the Period ($ Millions)	$15,264	$25,352	$22,783	$30,503	$34,348	$37,705	$43,007

Average Number of Contracts Outstanding During the Period	1,176,369	1,639,586	1,528,810	1,846,172	2,107,578	2,320,126	2,577,130

Repossessions (Units)	15,163	21,662	44,250	50,007	42,873	43,141	47,708

Repossessions as a percentage of Average Number of Contracts Outstanding(1)	2.58%	2.64%	2.89%	2.71%	2.03%	1.86%	1.85%

Net Credit Losses as a Percentage of Liquidations(2)(3)(4)	3.06%	4.49%	4.77%	4.68%	2.44%	1.84%	1.73%

Net Credit Losses as a Percentage of Average Portfolio Outstanding(1)(2)(4)	1.83%	2.29%	2.44%	2.38%	1.30%	1.09%	1.00%

(1)	Percentages have been annualized for the six months ended June 30, 2010 and 2009 and are not necessarily indicative of the experience for the entire year.

(2)	Net credit losses are equal to the aggregate of the balances of all receivables which are determined to be uncollectible in the period, less any amounts realized from the sale of repossessed vehicles and any recoveries on receivables charged off in the current or prior periods, net of any disposition expenses and any dealer commissions which CFSA failed to recover on receivables that were prepaid or charged off.

(3)	Liquidations represent monthly cash payments and charge-offs which reduce the outstanding balance of a receivable.

(4)	Percentages reflecting net credit losses include net credit losses on certain contracts previously sold with no direct or indirect residual interest retained by CFSA or any of its affiliates, but which CFSA continues to service.

CFSA Delinquency Experience

	As at June 30,		Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005

Portfolio ($ Millions)	$12,972	$23,040	$17,658	$27,442	$33,395	$35,249	$39,468

Delinquencies as a Percentage of the Portfolio(1)
31 — 60 Days	1.85%	2.20%	2.50%	2.13%	2.32%	1.60%	1.46%

61 — 90 Days	0.18%	0.33%	0.33%	0.42%	0.33%	0.22%	0.20%

91 — 120 Days	0.06%	0.11%	0.12%	0.16%	0.07%	0.02%	0.03%

121 Days or More	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%

Total	2.09%	2.65%	2.95%	2.72%	2.72%	1.84%	1.69%

Delinquencies ($ Thousands)(1)
31 — 60 Days	$240,325	$506,157	$442,065	$584,899	$775,808	$562,977	$576,637

61 — 90 Days	$23,619	$76,532	$58,104	$114,762	$108,612	$76,634	$78,479

91 — 120 Days	$7,754	$24,668	$20,730	$43,545	$22,670	$9,603	$12,449

121 Days or More	$601	$1,962	$443	$3,128	$784	$784	$1,557

Total	$272,299	$609,319	$521,342	$746,334	$907,874	$649,998	$669,122

Delinquencies (Units)(1)
31 — 60 Days	17,915	30,689	29,771	33,884	44,083	34,711	37,657

61 — 90 Days	1,486	3,949	3,314	5,738	5,483	4,076	4,691

91 — 120 Days	459	1,095	1,061	2,030	994	461	631

121 Days or More	35	87	25	132	36	35	79

Total	19,895	35,820	34,171	41,784	50,596	39,283	43,058

(1)	A receivable is not considered delinquent if the amount past due is less than 10% of the scheduled monthly payment.

POOL ASSETS

On the closing date the trust will use the proceeds from the issuance of the notes to purchase a pool of automobile and light duty truck receivables from the depositor. Collections on this pool of receivables will be the trust’s principal source of funds for making payments on the notes. No other expenses incurred in connection with the selection and acquisition of the receivables are payable from the proceeds of the issuance of the notes. The following information about the receivables is as of the cut-off date.

Selection Criteria

We used the following criteria, among others, to select the receivables pool:

•	Interest on each receivable is computed using the simple interest method.

•	As of the cut-off date:

•	no receivable was more than 30 days past due (an account is not considered past due if the amount past due is less than 10.0% of the scheduled monthly payment),

•	no receivable was the subject of a bankruptcy proceeding,

•	each receivable had a remaining principal balance of at least $1,000, and

•	each receivable had a scheduled maturity on or before August 31, 2016.

The depositor believes its selection procedures are not adverse to noteholders.

Refer to the “Receivable Pools” section in the prospectus for additional selection criteria.

The characteristics set forth in this section are based on the receivables in the statistical pool described in this prospectus supplement as of the cut-off date. The statistical pool consists of a portion of the receivables owned by an affiliate of the originator that met the criteria below as of the cut-off date. The receivables pool sold to the issuing entity on the closing date will be selected from the statistical pool. The characteristics of the receivables pool sold to the issuing entity on the closing date may vary from the characteristics of the receivables in the statistical pool described in this prospectus supplement, although the sponsor does not expect that any variance between the characteristics of the receivables in the statistical pool described in this prospectus supplement and the receivables sold to the issuing entity on the closing date will be material. However, the aggregate principal balance of and number of receivables in the actual pool sold to the issuing entity will be a function of the actual aggregate principal amount of the notes sold and therefore may be less than the principal balance and number of receivables in the statistical pool.

As of the cut-off date, the receivables in the statistical pool described in this prospectus supplement had an aggregate principal balance of $3,200,000,914. If the aggregate amount of notes issued is $2,000,000,000, the receivables sold to the issuing entity on the closing date will have an aggregate principal balance of $2,100,840,515.

The receivables in the statistical pool had the following characteristics:

Composition of the Statistical Pool
As of August 31, 2010

		Weighted
	Total	Average	Minimum	Maximum

Aggregate Principal Balance	$3,200,000,914.03

Number of Receivables	241,183

Average Principal Balance	$13,267.94

Receivables with an Original Term of 72 Months or Longer as a Percentage of the Aggregate Principal Balance	66.08%

Percentage of Chrysler Group Vehicles	93.68%

APR		7.15%	0.00%	25.00%

Original Term (months)		67.21	24	84

Remaining Term (months)		37.46	1	59

FICO Scores at origination(1)		719	386	886

(1)	Calculated excluding accounts for which CFSA has no FICO scores. We describe FICO scores in the prospectus under the “Receivable Pools — Underwriting of Receivables” section.

New/Used Vehicle Distribution of the Statistical Pool
As of August 31, 2010

	New	Used

Aggregate Principal Balance	$2,710,721,304.86	$489,279,609.17

Percentage of Aggregate Principal Balance	84.71%	15.29%

Number of Receivables	186,801	54,382

Percentage of Total Number of Receivables	77.45%	22.55%

The receivables in the statistical pool had the following distribution by APR:

Distribution by APR of the Statistical Pool
As of August 31, 2010

	Number of	Aggregate	Percent of Aggregate
APR Range	Receivables	Principal Balance	Principal Balance(1)

0.00% to 1.00%	34,103	$462,334,071.84	14.4%

1.01% to 2.00%	1,662	32,391,866.25	1.0%

2.01% to 3.00%	3,797	52,030,981.45	1.6%

3.01% to 4.00%	4,817	61,327,178.29	1.9%

4.01% to 5.00%	10,457	150,085,323.04	4.7%

5.01% to 6.00%	24,279	344,813,274.62	10.8%

6.01% to 7.00%	31,973	420,011,020.16	13.1%

7.01% to 8.00%	40,920	525,359,042.38	16.4%

8.01% to 9.00%	25,410	333,389,215.72	10.4%

9.01% to 10.00%	18,132	234,864,010.04	7.3%

10.01% to 11.00%	11,968	157,366,062.73	4.9%

11.01% to 12.00%	8,966	121,852,160.46	3.8%

12.01% to 13.00%	5,916	76,687,971.68	2.4%

13.01% to 14.00%	4,461	57,024,875.09	1.8%

14.01% to 15.00%	3,596	44,871,433.36	1.4%

15.01% to 16.00%	2,864	36,027,404.91	1.1%

16.01% to 17.00%	2,363	29,361,450.58	0.9%

17.01% to 18.00%	3,143	38,053,983.52	1.2%

18.01% to 19.00%	577	6,058,347.98	0.2%

19.01% to 20.00%	1,068	9,745,166.75	0.3%

Greater than 20.00%	711	6,346,073.18	0.2%

Totals	241,183	$3,200,000,914.03	100.0%

(1)	Percentages may not add to 100.0% because of rounding.

Distribution by FICO Score(1) at Origination of the
Statistical Pool
As of August 31, 2010

Percentage of Aggregate Principal Balance(2)

No FICO Score	1.6%

<600	4.7%

600 to 649	10.9%

650 to 699	22.3%

700 to 749	26.8%

>749	33.6%

Total	100.0%

(1)	We describe FICO scores in the prospectus in the “Receivable Pools — Underwriting of Receivables” section.
(2)	Percentages may not add to 100.0% because of rounding.

The following table lists the ten states with the largest percentage concentration of the aggregate principal balance of the receivables in the statistical pool based on the physical address of the dealer originating the receivable. No other state accounts for 3.0% or more of the aggregate principal balance of the receivables in the statistical pool as of the cut-off date.

Geographic Distribution
of the Statistical Pool
As of August 31, 2010

State	Percentage of Aggregate Principal Balance(1)

Texas	15.2%

California	7.7%

Pennsylvania	5.1%

Michigan	5.1%

Florida	5.0%

New York	4.2%

Illinois	4.0%

Ohio	3.9%

New Jersey	3.3%

Georgia	3.2%

All Other	43.3%

Total	100.0%

(1) Percentages may not add to 100.0% because of rounding.

MATURITY AND PREPAYMENT CONSIDERATIONS

Information regarding certain maturity and prepayment considerations with respect to the senior notes is set forth under the “Payments on the Securities — Principal Payments” section in the attached prospectus. In addition, no principal payments will be made:

•	on the A-2 notes until the A-1 notes have been paid in full;

•	on the A-3 notes until the A-2 notes have been paid in full;

•	on the B notes until the A-3 notes have been paid in full;

•	on the C notes until the B notes have been paid in full; and

•	on the D notes until the C notes have been paid in full.

In addition, no payments from the note principal distribution account will be made on the E notes until the A, B, C and D notes have been paid in full.

Since the rate of payment of principal of each class of senior notes depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of senior notes could occur significantly earlier than the respective Legal Finals.

We Cannot Assure You That Your Notes Will Be Repaid on the Related Legal Final.  It is expected that final payment of each class of senior notes will occur on or prior to the respective Legal Finals. Failure to make final payment of any class of senior notes by the respective Legal Final would constitute an event of default under the indenture. However, we cannot assure you that sufficient funds will be available to pay each class of notes in full on or prior to the respective Legal Finals. If sufficient funds are not available, final payment of any class of senior notes could occur later than such dates.

The Level of Prepayments and Losses on the Receivables and Required Purchases by the Depositor and the Servicer are Unpredictable and May Affect Payments on the Senior Notes.  The rate of prepayments and the extent of losses on the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants or the servicing of the receivables, the depositor and/or the servicer may be obligated to repurchase receivables from the issuing entity. See “Sale Provisions” and “Servicing — Servicing Procedures” in the attached prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables faster than expected and thereby reduce outstanding amounts of the notes and the anticipated aggregate interest payments on the senior notes. The holders of senior notes alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of distributions in this prospectus supplement. Those reinvestment risks include the risk that interest rates may be lower at the time those holders received payments from the issuing entity than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

Risks of Slower or Faster Repayments.  Holders of senior notes should consider:

•	in the case of senior notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

•	in the case of senior notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

Weighted Average Lives of the Notes

The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average lives of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

The rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of notes could occur significantly earlier than the respective Legal Finals. The holders of senior notes will exclusively bear any reinvestment risk associated with early payment of their notes. Reinvestment risk includes the risk that market interest rates may be lower at the time a noteholder receives a payment from the issuing entity than the interest rate borne by the related notes or lower than market interest rate that would have been available if a prepayment had been made at a different time.

The tables set forth below and captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” (the “ABS Tables”) have been prepared on the basis of the characteristics of the receivables. The ABS Tables assume that:

•	the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the receivables is scheduled to be made and is made on the last day of each month and each month has 30 days;

•	payments on the notes are made on each payment date (and each payment date is assumed to be the 8th day of the applicable month);

•	the balance in the reserve fund on each payment date is equal to the initial balance of the reserve fund;

•	except as otherwise specified herein, neither the depositor nor the servicer repurchases any receivables;

•	the issuing entity’s only expenses are the servicing fee;

•	the closing date for the notes is September 29, 2010;

•	the cut-off date for each of the hypothetical pools is the close of business on August 31, 2010;

•	the interest rates borne by the various classes of senior notes are: 0.57000% for the A-1 notes, 0.78% for the A-2 notes, 1.10% for the A-3 notes, 1.74% for the B notes, 2.20% for the C notes and 3.04% for the D notes; and

•	the A-1 notes accrue interest on an actual/360 day count convention and each other class of senior notes accrues interest on a 30/360 day count convention.

The ABS Tables indicate the projected weighted average lives of each class of senior notes and set forth the percent of the initial principal amount of each class of senior notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the cut-off date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

				Remaining
	Aggregate Principal			Number of
Hypothetical Pool	Balance	APR	Next Payment	Payments	Seasoning

1	$37,766,528.14	3.663%	September 2010	8	34
2	$204,418,926.68	5.895%	September 2010	21	35
3	$347,593,319.65	6.513%	September 2010	29	36
4	$617,207,507.74	7.635%	September 2010	36	31
5	$424,576,565.01	8.275%	September 2010	43	28
6	$464,397,306.21	6.771%	September 2010	49	23
7	$4,880,182.71	7.473%	September 2010	55	26

	$2,100,840,336.14

The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios, while all other assumptions remain the same. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts of each class of senior notes outstanding over time and the weighted average lives of each class of senior notes.

Percent of Initial Note Principal Amount at Various ABS Percentages

	A-1 Notes
Payment Date	0.00%	0.50%	1.10%	1.30%	1.50%	1.70%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2010	90.19%	88.45%	85.30%	83.83%	82.00%	79.69%
November 2010	80.55%	77.16%	71.07%	68.21%	64.68%	60.20%
December 2010	70.88%	65.96%	57.12%	52.98%	47.86%	41.37%
January 2011	61.21%	54.87%	43.48%	38.13%	31.90%	24.16%
February 2011	51.56%	44.44%	31.67%	25.69%	18.32%	8.99%
March 2011	43.69%	35.43%	20.62%	13.69%	5.16%	0.00%
April 2011	35.78%	26.47%	9.80%	2.00%	0.00%	0.00%
May 2011	27.82%	17.56%	0.00%	0.00%	0.00%	0.00%
June 2011	20.46%	9.31%	0.00%	0.00%	0.00%	0.00%
July 2011	13.06%	1.11%	0.00%	0.00%	0.00%	0.00%
August 2011	5.61%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2011	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	0.44	0.38	0.29	0.26	0.23	0.20
Weighted Average Life to Call (years)(1)(2)	0.44	0.38	0.29	0.26	0.23	0.20

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2)	This calculation assumes the servicer exercises its clean up call option on the earliest payment date on which it is permitted to do so.

	A-2 Notes
Payment Date	0.00%	0.50%	1.10%	1.30%	1.50%	1.70%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2011	100.00%	100.00%	100.00%	100.00%	100.00%	94.61%
April 2011	100.00%	100.00%	100.00%	100.00%	92.75%	80.77%
May 2011	100.00%	100.00%	99.24%	91.04%	80.57%	66.73%
June 2011	100.00%	100.00%	89.85%	80.56%	68.69%	53.69%
July 2011	100.00%	100.00%	80.24%	69.90%	57.21%	41.18%
August 2011	100.00%	93.26%	70.47%	59.54%	46.13%	29.22%
September 2011	98.20%	85.51%	60.93%	49.49%	35.47%	17.79%
October 2011	91.00%	77.14%	51.61%	39.74%	25.21%	6.92%
November 2011	83.61%	68.82%	42.52%	30.31%	15.38%	0.00%
December 2011	75.69%	60.54%	33.66%	21.20%	5.97%	0.00%
January 2012	67.72%	52.32%	25.03%	12.40%	0.00%	0.00%
February 2012	59.71%	44.15%	16.64%	3.92%	0.00%	0.00%
March 2012	51.65%	36.04%	8.48%	0.00%	0.00%	0.00%
April 2012	43.54%	27.98%	0.55%	0.00%	0.00%	0.00%
May 2012	35.39%	19.97%	0.00%	0.00%	0.00%	0.00%
June 2012	27.18%	12.01%	0.00%	0.00%	0.00%	0.00%
July 2012	20.36%	5.35%	0.00%	0.00%	0.00%	0.00%
August 2012	13.49%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2012	6.58%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	1.50	1.34	1.09	0.99	0.88	0.77
Weighted Average Life to Call (years)(1)(2)	1.50	1.34	1.09	0.99	0.88	0.77

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2)	This calculation assumes the servicer exercises its clean up call option on the earliest payment date on which it is permitted to do so.

	A-3 Notes
Payment Date	0.00%	0.50%	1.10%	1.30%	1.50%	1.70%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2011	100.00%	100.00%	100.00%	100.00%	100.00%	92.32%
December 2011	100.00%	100.00%	100.00%	100.00%	100.00%	70.28%
January 2012	100.00%	100.00%	100.00%	100.00%	93.17%	49.51%
February 2012	100.00%	100.00%	100.00%	100.00%	73.85%	30.02%
March 2012	100.00%	100.00%	100.00%	90.44%	55.50%	11.83%
April 2012	100.00%	100.00%	100.00%	72.76%	38.14%	0.00%
May 2012	100.00%	100.00%	83.91%	55.83%	21.77%	0.00%
June 2012	100.00%	100.00%	67.11%	39.65%	6.40%	0.00%
July 2012	100.00%	100.00%	52.82%	25.75%	0.00%	0.00%
August 2012	100.00%	97.14%	38.98%	12.48%	0.00%	0.00%
September 2012	100.00%	82.30%	25.60%	0.00%	0.00%	0.00%
October 2012	99.17%	67.56%	12.68%	0.00%	0.00%	0.00%
November 2012	83.38%	52.92%	0.22%	0.00%	0.00%	0.00%
December 2012	67.50%	38.39%	0.00%	0.00%	0.00%	0.00%
January 2013	51.52%	23.97%	0.00%	0.00%	0.00%	0.00%
February 2013	35.44%	9.65%	0.00%	0.00%	0.00%	0.00%
March 2013	23.33%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2013	11.15%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	2.33	2.17	1.84	1.69	1.52	1.32
Weighted Average Life to Call (years)(1)(2)	2.33	2.17	1.84	1.69	1.52	1.32

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2)	This calculation assumes the servicer exercises its clean up call option on the earliest payment date on which it is permitted to do so.

	B Notes
Payment Date	0.00%	0.50%	1.10%	1.30%	1.50%	1.70%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2012	100.00%	100.00%	100.00%	100.00%	100.00%	80.59%
May 2012	100.00%	100.00%	100.00%	100.00%	100.00%	20.77%
June 2012	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 2012	100.00%	100.00%	100.00%	100.00%	73.21%	0.00%
August 2012	100.00%	100.00%	100.00%	100.00%	24.98%	0.00%
September 2012	100.00%	100.00%	100.00%	99.31%	0.00%	0.00%
October 2012	100.00%	100.00%	100.00%	53.10%	0.00%	0.00%
November 2012	100.00%	100.00%	100.00%	9.32%	0.00%	0.00%
December 2012	100.00%	100.00%	54.78%	0.00%	0.00%	0.00%
January 2013	100.00%	100.00%	10.53%	0.00%	0.00%	0.00%
February 2013	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
March 2013	100.00%	95.29%	0.00%	0.00%	0.00%	0.00%
April 2013	100.00%	53.78%	0.00%	0.00%	0.00%	0.00%
May 2013	95.74%	12.57%	0.00%	0.00%	0.00%	0.00%
June 2013	48.33%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2013	0.63%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	2.73	2.58	2.25	2.08	1.86	1.61
Weighted Average Life to Call (years)(1)(2)	2.73	2.58	2.25	2.08	1.86	1.61

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2)	This calculation assumes the servicer exercises its clean up call option on the earliest payment date on which it is permitted to do so.

	C Notes
Payment Date	0.00%	0.50%	1.10%	1.30%	1.50%	1.70%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2012	100.00%	100.00%	100.00%	100.00%	100.00%	65.18%
July 2012	100.00%	100.00%	100.00%	100.00%	100.00%	15.31%
August 2012	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September 2012	100.00%	100.00%	100.00%	100.00%	79.43%	0.00%
October 2012	100.00%	100.00%	100.00%	100.00%	36.52%	0.00%
November 2012	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
December 2012	100.00%	100.00%	100.00%	67.18%	0.00%	0.00%
January 2013	100.00%	100.00%	100.00%	27.34%	0.00%	0.00%
February 2013	100.00%	100.00%	67.29%	0.00%	0.00%	0.00%
March 2013	100.00%	100.00%	32.96%	0.00%	0.00%	0.00%
April 2013	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
May 2013	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
June 2013	100.00%	70.94%	0.00%	0.00%	0.00%	0.00%
July 2013	100.00%	29.29%	0.00%	0.00%	0.00%	0.00%
August 2013	51.39%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2013	1.82%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	2.90	2.78	2.44	2.27	2.04	1.76
Weighted Average Life to Call (years)(1)(2)	2.90	2.78	2.44	2.27	2.04	1.76

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2)	This calculation assumes the servicer exercises its clean up call option on the earliest payment date on which it is permitted to do so.

	D Notes
Payment Date	0.00%	0.50%	1.10%	1.30%	1.50%	1.70%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2012	100.00%	100.00%	100.00%	100.00%	100.00%	78.11%
September 2012	100.00%	100.00%	100.00%	100.00%	100.00%	50.01%
October 2012	100.00%	100.00%	100.00%	100.00%	100.00%	24.12%
November 2012	100.00%	100.00%	100.00%	100.00%	97.74%	0.46%
December 2012	100.00%	100.00%	100.00%	100.00%	70.93%	0.00%
January 2013	100.00%	100.00%	100.00%	100.00%	46.63%	0.00%
February 2013	100.00%	100.00%	100.00%	92.66%	24.87%	0.00%
March 2013	100.00%	100.00%	100.00%	70.16%	5.93%	0.00%
April 2013	100.00%	100.00%	100.00%	49.05%	0.00%	0.00%
May 2013	100.00%	100.00%	76.62%	29.32%	0.00%	0.00%
June 2013	100.00%	100.00%	54.29%	10.99%	0.00%	0.00%
July 2013	100.00%	100.00%	33.00%	0.00%	0.00%	0.00%
August 2013	100.00%	91.10%	12.76%	0.00%	0.00%	0.00%
September 2013	100.00%	60.75%	0.00%	0.00%	0.00%	0.00%
October 2013	82.03%	44.40%	0.00%	0.00%	0.00%	0.00%
November 2013	62.58%	28.18%	0.00%	0.00%	0.00%	0.00%
December 2013	43.02%	12.08%	0.00%	0.00%	0.00%	0.00%
January 2014	23.33%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2014	3.52%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	3.20	3.06	2.76	2.57	2.31	1.99
Weighted Average Life to Call (years)(1)(2)	3.03	2.86	2.61	2.36	2.19	1.86

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2)	This calculation assumes the servicer exercises its clean up call option on the earliest payment date on which it is permitted to do so.

This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

PAYMENTS ON THE NOTES

Payment Dates

•	Interest and principal will be payable on the 8th of each month. If the 8th is not a business day, then interest and principal will be payable on the next business day.

•	The first payment will be on October 8, 2010.

•	Payments will be payable to noteholders of record on the business day before the payment date.

Interest Payments

•	The interest rate for each class of notes will be a fixed rate.

•	The first interest payment will be calculated on the original principal balance of each senior note at the applicable per annum interest rate.

•	Subsequent interest payments will be calculated on the outstanding principal balance of each senior note as of the prior payment date (after giving effect to any payment of principal on that date) at the applicable per annum interest rate.

•	To calculate the interest due on the A-1 notes on a payment date, the per annum interest rates will be converted from an annual rate as follows:

Days in Initial	Days in Subsequent Interest		Day Count
Interest Accrual Period	Accrual Periods		Convention
	From (including)	To (excluding)

9 days (if the notes are issued on September 29, 2010)	Prior Payment date	Current Payment date	actual/360

•	To calculate the interest due on the A-2, A-3, B, C and D notes on a payment date, the per annum interest rates will be converted from an annual rate as follows:

Days in Initial	For Subsequent Interest	Day Count
Interest Accrual Period	Accrual Periods	Convention
9 days (if the notes are issued on September 29, 2010)	1/12th of per annum interest rate	30/360

•	Interest payments on all classes of A notes will have the same priority. If the available amount for interest payments, including the balance in the reserve fund, is less than the amount due, each class of A notes will receive its pro rata share.

•	An Event of Default will occur if the full amount of interest due on the Controlling Class is not paid within five days after the related payment date. While any A notes are outstanding, the failure to pay interest on the B notes will not be an event of default under the indenture. While any B notes are outstanding, the failure to pay interest on the C notes will not be an Event of Default. While any C notes are outstanding, the failure to pay interest on the D notes will not be an Event of Default.

•	The priority in which interest will be paid on the B, C and D notes will change upon the occurrence of certain events as described under the “Flow of Funds — Application of Available Funds” section.

Refer to the “Flow of Funds” section for information on how the amount available for interest payments is determined and on the priority of the payment of interest on the senior notes. Also refer to the “Credit Enhancement — Reserve Fund” section for information on how the reserve fund may be used to make interest payments.

Principal Payments

•	The amount of principal payments on the senior notes on each payment date will generally equal the required principal distribution amount, which is described under “Flow of Funds — Note Principal Distribution Account and Payments of Principal of the Notes”.

•	Principal of each class of senior notes will generally be repaid over a span of consecutive months.

•	The trust will pay principal sequentially to the earliest maturing class of senior notes then outstanding until such class is paid in full.

•	The B notes will not receive any principal payments until all of the A notes are paid in full.

•	The C notes will not receive any principal payments until all of the B notes are paid in full.

•	The D notes will not receive any principal payments until all of the C notes are paid in full.

•	The E notes will not receive any payments from amounts on deposit in the note principal distribution account until all of the A, B, C and D notes are paid in full.

•	The trust is required to pay the outstanding principal of each class of senior notes by the applicable Legal Final.

•	The final principal payment on any class of senior notes could occur significantly earlier than its Legal Final.

•	The rate of principal payments on the senior notes will increase to the extent Excess Interest Collections are applied to pay principal of the senior notes.

Refer to the “Flow of Funds” and “Credit Enhancement” sections for information on how the amount available for principal payments is determined and on the priority of the payment of principal of the notes. Refer to the “Credit Enhancement” section for information on Excess Interest Collections. Refer to the “Maturity and Prepayment Considerations” section in this prospectus supplement and the “Payments on the Securities — Principal Payments — Weighted

Average Life of the Securities” section in the prospectus for information regarding certain maturity and prepayment considerations for the notes.

Optional Redemption

The servicer will have the option to purchase all of the remaining receivables from the trust when their aggregate principal balance declines to an amount that is less than or equal to 10.0% of the initial aggregate principal balance of the receivables, or approximately $210,084,051 or less. If the servicer decides to exercise this option, then the outstanding principal amounts of the senior notes then outstanding, together with any accrued and unpaid interest, will be repaid in a lump sum payment. The lump sum payment under this optional redemption will shorten the maturity of the senior notes then outstanding.

Repurchase of the Receivables by the Servicer

The servicer will have an option to repurchase a de minimis number of receivables from the actual pool, with a principal balance not to exceed $1 million in the aggregate.

Certain Provisions of the Indenture — Events of Default; Rights upon Event of Default

The occurrence of one or more of the following events will be an event of default (“Event of Default”) under the indenture:

•	a default for five days or more in the payment of any interest due on the Controlling Class;

•	a default in the payment of the principal of any note on its Legal Final or redemption date, or a default in the payment of any installment of the principal of any note when due and payable on any other payment date in accordance with the indenture;

•	a default in the observance or performance of any covenant or agreement of the trust made in the indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class;

•	representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

The amount of principal required to be paid to noteholders of a class under the indenture will generally be limited to amounts available in the Deposit Account and allocated for distribution as principal to such noteholders as described in this prospectus supplement. Therefore, the failure to pay principal on a class of notes generally on any payment date will not result in the occurrence of an Event of Default until the Legal Final or redemption date for such class of notes.

The “Controlling Class” will be the A notes until they are paid in full; thereafter, the B notes until they are paid in full; thereafter, the C notes until they are paid in full; thereafter, the D notes until they are paid in full; and thereafter, the E notes.

If an Event of Default occurs and is continuing, the indenture trustee or holders of a majority in principal amount of the Controlling Class then outstanding may declare the principal of the notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding.

If the notes are due and payable following an Event of Default, the indenture trustee may institute proceedings to collect amounts due or foreclose on the trust’s property, exercise remedies as a secured party, sell the receivables or elect to have the trust maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration. However, the indenture trustee is prohibited from selling the receivables following an Event of Default, other than a default in the payment of any principal of any note or a default for five days or more in the payment of any interest on any note of the Controlling Class, unless

•	the holders of all the outstanding senior notes consent to such sale,

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding senior notes at the date of such sale, or

•	the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the senior notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of at least 66 2/3% of the aggregate outstanding principal amount of the Controlling Class.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of such notes, if the indenture trustee reasonably believes it will not receive indemnity satisfactory to it against the costs, expenses and liabilities that it might incur in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any default with respect to such notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of all the holders of the Controlling Class. Holders of a majority in principal amount of the Controlling Class will control certain other actions available to noteholders under the indenture.

Pursuant to the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for the A notes, the B notes, the C notes, the D notes and the E notes if a default occurs under the indenture. In these circumstances, the indenture will provide for separate successor indenture trustees to be appointed for the A notes, the B notes, the C notes, the D notes and the E notes. So long as any amounts remain unpaid with respect to the Controlling Class, only the indenture trustee for holders of the Controlling Class will have the right to exercise remedies under the indenture (but the holders of the class of notes junior to the Controlling Class will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of such junior classes of notes to the Controlling Class, as described in this prospectus supplement), and only the holders of the

Controlling Class will have the right to direct or consent to any action to be taken, including sale of the receivables, until the Controlling Class is paid in full. Upon repayment of the Controlling Class in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the next senior class of notes which shall then become the Controlling Class. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor indenture trustee for such class of notes and such successor’s acceptance of such appointment.

FLOW OF FUNDS

Sources of Funds Available for Distribution

Funds from the following sources may be available to make payments on the notes on each payment date:

•	collections received on the receivables during the prior calendar month,

•	net recoveries received during the prior calendar month on receivables that were charged off as losses in prior months,

•	investment earnings on the reserve fund received during the prior calendar month,

•	administrative and/or warranty repurchases, and

•	the reserve fund.

Fees and Expenses of the Trust

As set forth in the table below under “— Application of Available Funds”, the trust is obligated to pay the servicing fee and senior unpaid servicer indemnity amounts and transition costs (if any) to the servicer and the backup servicer fee to the backup servicer (if any) before it pays any amounts due on the notes and any other liabilities. The servicer, for so long as CFSA is the servicer, is obligated to pay the fees and expenses of the indenture trustee and the owner trustee, the fees and expenses of the accountants in delivering their annual attestation reports and the fee of the administrator. In the event that CFSA is no longer acting as servicer, such fees and expenses will be paid using collections on the receivables before any payment on the notes. The following tables illustrate this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable

Servicer	Collections on the receivables before any payment on the notes	The servicing fee as described below under “Servicing — Compensation”
Backup Servicer	Collections on the receivables before any payment on the notes	The backup servicer fee as described below under “Servicing — Compensation”
Indenture Trustee	Servicer, so long as CFSA is acting as Servicer; otherwise, see paragraph above	$2,500 per annum plus reasonable expenses
Owner Trustee	Servicer, so long as CFSA is acting as Servicer; otherwise, see paragraph above	$4,500 per annum plus reasonable expenses

In the event a successor servicer assumes the servicing of the pool, unpaid transition costs and indemnity amounts due to such successor servicer (while the notes are outstanding) in an aggregate amount of up to $175,000 will be payable by the trust from collections on the receivables before any payment on the senior notes. Any fee of a successor servicer to CFSA, other than the backup servicer, that exceeds the servicing fee for any collection period will be an “additional servicing fee.” Any other expenses or liabilities of the trust would be payable by the trust prior to any payments on the E notes.

Application of Available Funds

On each payment date the total funds available will be distributed in the following order of priority:

Aggregate amounts paid to the backup servicer that are senior servicer transition costs and indemnities shall not exceed (while the notes are outstanding) $175,000.

Notwithstanding the preceding paragraph, if payment of the notes has been accelerated because of an Event of Default, then the total funds available (except for the reserve fund) that remain after payment of the amounts set forth in the first three steps of the above chart, through and including payment of interest on the A notes shall be applied on each payment date in the following order of priority:

(i)	first, to credit to the note principal distribution account the amount necessary to reduce the outstanding principal amount of the A notes to zero, to the extent that funds are available;

(ii)	second, to pay accrued and unpaid interest on the B notes;

(iii)	third, to credit to the note principal distribution account the amount necessary to reduce the outstanding principal amount of the B notes to zero;

(iv)	fourth, to pay accrued and unpaid interest on the C notes;

(v)	fifth, to credit to the note principal distribution account the amount necessary to reduce the outstanding principal amount of the C notes to zero;

(vi)	sixth, to pay accrued and unpaid interest on the D notes;

(vii)	seventh, to credit to the note principal distribution account the amount necessary to reduce the outstanding principal amount of the D notes to zero;

(viii)	eighth, to the unpaid indemnity amounts of any successor servicer and indemnity amounts of the indenture trustee and owner trustee;

(ix)	ninth, to additional servicing fees of any successor servicer (other than the backup servicer); and

(x)	tenth, any remainder to the holder of the E notes.

Amounts in the note principal distribution account will be applied as specified below under “— Note Principal Distribution Account and Payments of Principal of the Notes.”

Notwithstanding the foregoing, when the payment of the notes has been accelerated upon an Event of Default or if CFSA is no longer acting as servicer of the receivables, the total available funds will first be applied to pay all fees and expenses of the indenture trustee.

Note Principal Distribution Account and Payments of Principal of the Notes

The note principal distribution account will be a subaccount of the deposit account maintained by the indenture trustee. On each payment date the priority principal distribution amount, if any, and the required principal distribution amount (reduced by the priority principal distribution amount) will be credited to the note principal distribution account to the extent of funds available as described above under “— Application of Available Funds.’’ The “first priority principal distribution amount” will equal, on each payment date, the excess, if any, of (i) the outstanding principal amount of the A notes immediately prior to such payment date over (ii) the outstanding principal balance of the receivables pool as of the end of the prior calendar month. The “second priority principal distribution amount” will equal, on each payment date, (A) the excess, if any, of (i) the outstanding principal amount of the A and B notes immediately prior to such payment date over (ii) the outstanding principal balance of the receivables pool as of the end of the prior calendar month, minus (B) the first priority principal distribution amount. The “third priority principal distribution amount” will equal, on each payment date, (A) the excess, if any, of (i) the outstanding principal amount of the A, B and C notes immediately prior to such payment date over (ii) the outstanding principal balance of the receivables pool as of the end of the prior calendar month, minus (B) the first priority principal distribution amount, minus (C) the second priority principal distribution amount. The “fourth priority principal distribution amount” will equal, on each payment date, (A) the excess, if any, of (i) the outstanding principal amount of the A, B, C and D notes immediately prior to such payment date over (ii) the outstanding principal balance of the receivables pool as of the end of the prior calendar month, minus (B) the first priority principal distribution amount, minus (C) the second priority principal distribution amount, minus (D) the third priority principal distribution amount. The “required principal distribution amount” will equal, on each payment date, the excess, if any, of (a) the outstanding principal amount of the senior notes immediately prior to such payment date over (b)(I) the outstanding principal balance of the receivables pool as of the end of the prior calendar month minus (II) the target overcollateralization amount.

The “target overcollateralization amount” for a payment date is the greater of (A) the Target OC Percentage x P and (B) the OC Floor, where:

P =	the outstanding principal balance of the receivables pool as of the end of the prior calendar month

Target OC Percentage =	8.0%; provided, however, that if the Net Credit Loss Percentage for the related or any other preceding collection period exceeded 5.5% but not in excess of 6.5%, then the Target OC Percentage is 12.0%; provided, further, that if the Net Credit Loss Percentage for the related or any other preceding collection period exceeded 6.5%, then the Target OC Percentage is 15.0%.

OC Floor =	the lesser of

(a) P

and

(b) 5.0% x Pi

Pi =	the cut-off date principal balance of the receivables pool

For any collection period, the “Net Credit Loss Percentage” will be the percentage equivalent of a fraction, the numerator of which is the sum of Net Credit Losses for such collection period and all preceding collection periods and the denominator of which is equal to the aggregate principal balance of the receivables as of the cut-off date.

“Net Credit Losses” for any collection period will be the aggregate principal balances of all receivables that were charged-off as uncollectible during such collection period (net of all recoveries with respect to the receivables received in such collection period).

On each payment date, including on or after the occurrence of an Event of Default, the total funds available in the note principal distribution account will be distributed in the following order of priority:

CREDIT ENHANCEMENT

The following forms of credit enhancement are intended to enhance the likelihood of full payment of principal and interest due to the holders of senior notes and to decrease the likelihood that such holders will experience losses of principal or interest on their notes.

Overcollateralization

Overcollateralization is represented on any date of determination by the amount by which the principal balance of the receivables exceeds the aggregate principal amount of the senior notes on such date. The initial overcollateralization amount is $100,840,515.

The issuing entity will attempt to maintain an overcollateralization amount (i.e., on any date of determination, the amount by which the principal balance of the receivables exceeds the aggregate principal amount of the senior notes on such date) at least equal to the target overcollateralization amount. Provided that no event of default under the indenture has occurred and is continuing, total funds available on any payment date to the extent not applied to pay the servicing fee, backup servicer fee, senior servicer transition costs and indemnities (if any) and accrued and unpaid interest on the A notes will be applied (i) first, to pay the first priority principal distribution amount to the noteholders in payment of principal of the A notes, (ii) second, to pay accrued and unpaid interest on the B notes, (iii) third, to pay the second priority distribution amount to the noteholders in payment of principal of the B notes, (iv) fourth, to pay accrued and unpaid interest on the C notes, (v) fifth, to pay the third priority distribution amount to the noteholders in payment of principal of the C notes, (vi) sixth, to pay accrued and unpaid interest on the D notes, (vii) seventh, to pay the fourth priority distribution amount to the noteholders in payment of principal of the D notes, (viii) then, to replenish the reserve fund, if necessary, up to the initial amount, (ix) to pay the required principal distribution amount (excluding amounts paid pursuant to clauses (i), (iii), (v) and (vii) above) to the noteholders in payment of principal of the senior notes, (x) then, to pay unpaid indemnity amounts of any successor servicer, the indenture trustee and the owner trustee, (xi) then, to pay to any successor servicer (other than the backup servicer) additional servicing fees, if any, and (xii) then, to pay any remaining available funds to the holder of the E notes. The priority of the application of the total funds available is described under the “Flow of Funds — Application of Available Funds” section.

Excess Interest Collections

“Excess Interest Collections” are generally equal to (A) the sum of (i) interest collections received on the receivables during the prior calendar month and (ii) net investment earnings on the reserve fund received during the prior calendar month minus (B) the sum of (i) the servicing fee, backup servicer fee and senior servicer transition costs and indemnities (if any), for the prior calendar month, (ii) accrued and unpaid interest on the senior notes and (iii) the amount, if any, required to replenish the reserve fund to $10,504,203.

Excess Interest Collections, to the extent available, provide an additional form of credit enhancement since they will be applied to the payment of principal of the senior notes to the extent described above under the “Flow of Funds — Application of Available Funds” section.

If credit losses on receivables and delinquent receivables reduce the amount of interest collections received on the receivables in a month, Excess Interest Collections will be reduced or eliminated for such month. Prepayments on the higher APR receivables will have a greater effect in reducing Excess Interest Collections than will prepayments on the low APR receivables.

Reserve Fund

•	On the closing date, the depositor will provide funds from the proceeds of its sale of receivables to establish a $10,504,203 reserve fund.

•	The indenture trustee will hold the reserve fund for the benefit of the noteholders.

•	The reserve fund will be invested in high quality, short term investments which mature on or prior to each payment date.

•	If the total funds available for distribution (other than amounts on deposit in the reserve fund) minus the sum of the servicing fee, backup servicer fee and senior servicer transition costs and indemnities (if any) is less than accrued interest on the senior notes, the reserve fund will be available to make interest payments on the senior notes.

•	If a class of senior notes has not been paid in full on its Legal Final, the reserve fund will be applied to the payment of principal for that class of senior notes.

•	If the aggregate outstanding principal amount of the senior notes exceeds the outstanding principal balance of the receivables as of the end of the prior calendar month, the reserve fund will be applied to the payment of principal of the senior notes to the extent of such excess.

•	As illustrated in the “Flow of Funds” section above, on each payment date, before any acceleration of the notes following an event of default, the reserve fund will be replenished up to the initial balance to the extent funds are available.

•	After full payment of all accrued interest on the senior notes and the outstanding principal amount of the senior notes, the reserve fund will be distributed to the holder of the E notes.

Subordination of B, C, D and E Notes

As additional credit enhancement for the A notes, the B notes will not receive any principal payments until the A notes are paid in full and will not receive an interest payment on a payment date until the first priority principal distribution amount, if any, has been applied to pay principal of the A notes on such payment date. As additional credit enhancement for the B notes, the C notes will not receive any principal payments until the A and B notes are paid in full and will not receive an interest payment on a payment date until the second priority principal distribution amount, if any, has been applied to pay principal of the B notes on such payment date. As additional credit enhancement for the C notes, the D notes will not receive any principal payments until the A, B and C notes are paid in full and will not receive an interest payment on a payment date until the third priority principal distribution amount, if any, has been applied to pay principal of the C notes on such payment date. As additional credit enhancement for the D notes, the E notes will not receive any payments from amounts on deposit in the note principal distribution account until the A, B, C and D notes are paid in full. Also, if payment of the notes has been accelerated because of certain Events of Default, payment of interest on the B, C and D notes will be further subordinated as described in the

“Flow of Funds — Application of Available Funds” section above. Payments of principal and, under certain circumstances, interest on the B notes are subordinated to payments on the A notes to decrease the likelihood that the trust will default in making payments due on the A notes. Payments of principal and, under certain circumstances, interest on the C notes are subordinated to payments on the A and B notes to decrease the likelihood that the trust will default in making payments due on the A and B notes. Payments of principal and, under certain circumstances, interest on the D notes are subordinated to payments on the A, B and C notes to decrease the likelihood that the trust will default in making payments due on the A, B and C notes. Payments on the E notes are subordinated to payments on the A, B, C and D notes to decrease the likelihood that the trust will default in making payments due on the A, B, C and D notes.

SERVICING

Compensation

•	The servicer and backup servicer will be compensated on a monthly basis.

•	The first servicing fee will be calculated on the original principal amount of the receivables at 1/12th of 1% per month.

•	Subsequent servicing fees will be calculated on the principal balance of the receivables as of the first day of the prior calendar month at 1/12th of 1%.

•	The backup servicer fee will be an amount equal to the greater of (i) the principal balance of the receivables as of the first day of the prior calendar month at 1/12th of 0.01% and (ii) $2,500 per month.

•	As illustrated in the “Flow of Funds” section above, the servicing fee, backup servicer fee and additional servicing fee, if any, will be paid out of the total funds available for distribution each month.

Servicer Default

In addition to the “Servicer Default” events described in the “Servicer Default” section in the prospectus, under the terms of the Sale and Servicing Agreement a “Servicer Default” will include when the Net Credit Loss Percentage exceeds 8.0%.

Backup Servicing

Wells Fargo Bank, National Association will act as the backup servicer under the Sale and Servicing Agreement. Wells Fargo Bank, National Association is a national banking association and a wholly owned subsidiary of Wells Fargo & Company. Its principal offices are located at Sixth and Marquette Avenue, Minneapolis, MN 55479. Wells Fargo Bank, National Association is permitted to subcontract its duties as backup servicer; provided that Wells Fargo Bank, National Association will remain liable to the issuing entity for the actions of any such subcontractor. In the event that CFSA is terminated or resigns as servicer pursuant to the terms of the Sale and Servicing Agreement, the backup servicer will be the successor in all respects, except as expressly set forth in the Sale and Servicing Agreement, to CFSA in its capacity as servicer under the Sale and Servicing Agreement and will be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating to the servicer pursuant to the terms and provisions of the Sale and Servicing Agreement.

If the rights and obligations of the servicer under the Sale and Servicing Agreement have been terminated and there is no backup servicer, a successor servicer appointed by the indenture trustee or a majority of the holders of the Controlling Class will succeed to all of the responsibilities, duties and liabilities of the servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements.

Under the Sale and Servicing Agreement,

•	the backup servicer shall have conducted an initial on-site visit of CFSA’s servicing operations;

•	the backup servicer shall conduct periodic on-site visits of CFSA’s servicing operations not less than once during any 12-month period, which visit shall include discussions with applicable CFSA personnel of any changes in processes and procedures that have occurred since the backup servicer’s immediately preceding visit;

•	the backup servicer shall have completed all data mapping with respect to the computer systems used by CFSA to service the receivables; and

•	such data mapping shall be updated or amended by effecting a data map refresh not less than once during any 12-month period if one or more fields in CFSA’s servicing system of record are amended.

Under the Sale and Servicing Agreement, the backup servicer will also perform monthly backup servicing duties, including storing the monthly data file received from the Servicer, which may be in the form of a computer tape, compact disc or other electronic media, and verify that the data is in readable form, acceptable to the backup servicer.

Under the Sale and Servicing Agreement, the backup servicer may not resign from its obligations and duties as backup servicer except upon a determination that the backup servicer’s performance of its duties is no longer permissible under applicable law. No resignation will become effective until (a) an entity acceptable to the holders of the notes evidencing not less than a majority of principal amount of outstanding notes shall have assumed the obligations and duties of the backup servicer under the Sale and Servicing Agreement or (b) a court has granted the backup servicer’s petition for its removal if a successor backup servicer has not been appointed within a specified period of time after the backup servicer has given notice of its resignation.

The Sale and Servicing Agreement further provides that neither the backup servicer nor any of its directors, officers, employees and agents will be under any liability to the issuing entity or the holders of the notes for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement or for errors in judgment. However, neither the backup servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the backup servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the Sale and Servicing Agreement will provide that the backup servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the backup servicer’s servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

Refer to the “Servicing — Servicing Compensation and Payment of Expenses” section in the prospectus for additional information on servicer compensation. Refer to the “Servicing — The Servicer” section in the prospectus for additional information regarding the servicer.

THE TRUST

Activities

The trust will only engage in the following activities:

•	acquiring, holding and managing the receivables, their proceeds, the reserve fund and other assets of the trust;

•	issuing the notes and the residual interest;

•	making payments on the notes; and

•	other activities that are necessary, suitable or incidental to the above activities.

See the “The Trusts” section and the “Miscellaneous Provisions of Principal Documents — Amendment”, “— The Owner Trustee” and “— Administration Agreement” sections in the attached prospectus for additional information.

The trust’s office is at the owner trustee’s principal office, located at 300 Delaware Avenue, Wilmington, DE 19801. The fiscal year of the trust is the calendar year.

Capitalization

The following balance sheet illustrates the approximate capitalization of the trust as of the date of the issuance of the notes. It is assumed that the notes have been issued and sold on that date. It is expected that Residual Holdco will be the initial holder of the E notes and will hold the residual interest of the issuing entity; Residual Holdco may transfer or sell such notes at any time.

Balance Sheet

Assets		Liabilities

Receivables	$2,100,840,515	A-1 Notes	$688,000,000

Reserve Fund	10,504,203	A-2 Notes	720,000,000

		A-3 Notes	318,891,000

		B Notes	82,983,000

		C Notes	80,882,000

		D Notes	109,244,000

		Total	$2,000,000,000

		Equity

		Overcollateralization	$100,840,515

		Reserve Fund	10,504,203

		Total	$111,344,718

Total Assets	$2,111,344,718	Total Liabilities and Equity	$2,111,344,718

OWNER TRUSTEE AND INDENTURE TRUSTEE

Owner Trustee

U.S. Bank Trust National Association (“U.S. Bank Trust”) will act as owner trustee under the Trust Agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association (“U.S. Bank”), the fifth largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $283 billion as of June 30, 2010, is the parent company of U.S. Bank. As of June 30, 2010, U.S. Bancorp served approximately 17.2 million customers and operated over 3,000 branch offices in 24 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000. As of June 30, 2010, U.S. Bank Trust was acting as owner trustee with respect to over 700 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of auto loan receivable-backed securities since 2000. As of June 30, 2010, U.S. Bank Trust was acting as owner trustee on 71 issuances of auto loan receivable-backed securities. The Issuing Entity will be administered from U.S. Bank Trust’s corporate trust office located at 300 Delaware Avenue, 9th Floor, Wilmington, DE 19801.

Other than the above two paragraphs, U.S. Bank Trust has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement. Refer to “Miscellaneous Provisions of Principal Documents — Owner Trustee” section in the prospectus for a description of the owner trustee’s duties and responsibilities under the trust agreement.

Indenture Trustee

Wells Fargo Bank, National Association will act as Indenture Trustee under the Indenture. Wells Fargo Bank, National Association is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. Its corporate trust office is located at Sixth and Marquette Avenue, Minneapolis, MN 55479, Attn: Asset Backed Securities Department. A diversified financial services company with approximately $1.2 trillion in assets and 278,000 employees as of June 30, 2010, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank, National Association provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. Wells Fargo Bank, National Association has provided corporate trust services since 1934. As of June 30, 2010, Wells Fargo Bank, National Association was acting as trustee on more than 120 series of auto loan receivables backed securities with an original aggregate principal balance of approximately $60 billion.

Wells Fargo Bank, National Association is not subject to any legal proceedings that would materially affect its ability to perform its duties as indenture trustee.

Refer to “The Indenture — The Indenture Trustee” section in the prospectus for a description of the indenture trustee’s duties and responsibilities under the indenture.

AFFILIATION AND CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

CFSA, as sponsor and depositor, created the issuing entity. CFSA is also the servicer of the receivables and the administrator of the trust. Residual Holdco will be the initial holder of the E notes; however, under the indenture, in determining whether any request, demand, authorization, notice, direction, consent or waiver has been given by the requisite holders of any applicable notes, those notes held and not otherwise pledged by CFSA (or any of its affiliates) are disregarded and deemed not to be outstanding. The sponsor and its affiliates may have other banking or trust relationships with the owner trustee or the indenture trustee directly or with their respective affiliates in the ordinary course of their businesses. In some instances the owner trustee and the indenture trustee will be acting in similar capacities for other asset-backed transactions of the sponsor for similar or other asset types. The owner trustee and the indenture trustee charge fees for their services and such fees are paid by the servicer and not out of the cash flows of the issuing entity except (a) in the event of an acceleration of the notes or (b) in the event CFSA is no longer acting as servicer of the receivables.

UNDERWRITING

The trust will sell the following amounts of the offered notes to the underwriters named below, and the underwriters have severally agreed to purchase these amounts.

Underwriter	A-2	A-3	B	C	D	Total
Barclays Capital Inc.	$205,499,000	$91,016,000	$23,684,000	$23,085,000	$31,179,000	$374,463,000

Citigroup Global Markets Inc.	$309,002,000	$136,859,000	$35,615,000	$34,712,000	$46,886,000	$563,074,000

Deutsche Bank Securities Inc.	$205,499,000	$91,016,000	$23,684,000	$23,085,000	$31,179,000	$374,463,000

Total	$720,000,000	$318,891,000	$82,983,000	$80,882,000	$109,244,000	$1,312,000,000

The underwriters propose to sell the offered notes to the public at the initial offering prices listed on the cover page and to certain dealers at the same prices less an initial selling concession. These selling concessions will not be greater than the selling concessions listed in the table below. The underwriters may allow and those certain dealers may reallow another concession. These reallowances will not be greater than the reallowances listed in the table below. After the initial public offering, the price to the public, the concessions and the reallowances may change.

Class	Selling Concession	Reallowance
A-2 Notes	0.150%	0.113%

A-3 Notes	0.210%	0.158%

B Notes	0.270%	0.203%

C Notes	0.330%	0.248%

D Notes	0.390%	0.293%

The depositor estimates that it will have additional offering expenses of $1,600,000.

In connection with any sales of securities outside of the United States, the underwriters may act through one or more of their affiliates.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions from time to time with the depositor and its affiliates.

Refer to the “Plan of Distribution” section in the prospectus for additional information about the distribution of the offered notes.

FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Milbank, Tweed, Hadley & McCloy LLP, special tax counsel for the trust, subject to customary limitations and qualifications, for federal income tax purposes the offered notes will be characterized as debt and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Investors will agree, by their purchase of the offered notes, to treat the offered notes as debt for federal income tax purposes.

For additional information refer to the “Certain Federal Income Tax Consequences — Trusts in Which All Certificates/Residual Interests Are Retained by the Depositor or an Affiliate of the Depositor” section in the prospectus.

RATINGS

The depositor expects that the notes will receive ratings from three nationally recognized statistical ratings organizations.

The depositor has requested that each hired NRSRO maintain ongoing surveillance of its ratings assigned to the offered notes in accordance with the hired NRSRO’s policy, but we cannot assure you that a hired NRSRO will continue its surveillance of the ratings assigned to the offered notes.

The security ratings assigned to the offered notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. The ratings on the offered notes and notes from prior securitizations of the sponsor may be subject to revision or withdrawal at any time by the rating agencies. The ratings on the offered notes do not constitute statements regarding the likelihood or frequency of prepayments on the receivables or the anticipated yields in light of prepayments.

LEGAL OPINIONS

In addition to the legal opinions described in the attached prospectus, Milbank, Tweed, Hadley & McCloy llp, New York, New York will opine on certain legal matters relating to the offered notes and certain federal income tax and other matters for the issuing entity. Orrick, Herrington & Sutcliffe LLP, Washington, D.C. will opine on certain legal matters relating to the offered notes for the underwriters.

prospectus

Chrysler Financial Auto Securitization Trusts
Issuing Entities
Asset Backed Notes
Asset Backed Certificates

Chrysler Financial Services Americas LLC
Sponsor, Originator, Depositor and Servicer

Chrysler Financial Services Americas LLC may form issuing entities at various times. An issuing entity may purchase automobile and light duty truck retail installment sales contracts and direct loans directly from Chrysler Financial Services Americas LLC. An issuing entity will issue securities to fund all or a portion of its purchase. Securities issued by an issuing entity:

•	may consist of one or more classes of notes and/or certificates;

•	will be payable only from the assets of that issuing entity;

•	will be entitled to receive payments that will vary by class as to timing, amount and priority, as described in the related prospectus supplement; and

•	may have the benefit of some form of credit or other enhancement.

The main source of funds for making payments on the issuing entity’s securities will be collections on the purchased receivables.

Before you decide to invest in any of the securities, please read this prospectus and the related prospectus supplement, especially the risk factors beginning on page 9 of this prospectus and any risk factors in the prospectus supplement. The securities will be interests in or obligations of an issuing entity only and neither the securities nor the assets of the issuing entity will represent interests in or obligations of Chrysler Financial Services Americas LLC or any of its respective affiliates.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this prospectus or the attached prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 20, 2010

READING THIS PROSPECTUS AND THE
ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information on your securities in two separate documents that offer varying levels of detail:

•	this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

•	the accompanying prospectus supplement is a summary of the specific terms of your securities.

Whenever information in the applicable prospectus supplement is more specific than or different from the information in this prospectus, you should rely on the information in that prospectus supplement.

We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

The Index of Principal Terms on page 78 in this prospectus lists the pages where capitalized terms used in this prospectus are defined.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

This prospectus and a prospectus supplement may contain forward-looking statements, including without limitation statistical information based on assumed facts. Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus or in a prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus or in a prospectus supplement speak only as of the date of this prospectus or the date of the prospectus supplement, as applicable. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus or a prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

AVAILABLE INFORMATION

Chrysler Financial Services Americas LLC, as the depositor of each issuing entity, has filed a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended. The Registration Statement relates to any notes and certificates offered in this prospectus.

The Registration Statement may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549

(telephone 1-800-SEC-0330). You may obtain information about the public reference facilities by calling the SEC at 1-800-SEC-0330.

Also, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Chrysler Financial Services Americas LLC, that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All distribution reports on Form 10-D and current reports on Form 8-K filed by Chrysler Financial Services Americas LLC, as depositor of the issuing entity referred to in the accompanying prospectus supplement, subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by such issuing entity shall be deemed to be incorporated by reference in this prospectus.

Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Copies of the Documents

You will receive a free copy of any or all of the documents incorporated in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

•	you received this prospectus and

•	you request such copies from Assistant Secretary, Securitization, Chrysler Financial Services Americas LLC, 27777 Inkster Road, Farmington Hills, Michigan 48334-2766 (Telephone: 248-427-6300).

This offer only includes the exhibits to such documents, if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C., referred to previously.

TABLE OF CONTENTS (continued)

SUMMARY

The following summary is a short, concise description of the main structural features that a class of securities may have. For this reason, this summary does not contain all the information that may be important to you or that describes all of the terms of a security. You will find a detailed description of the possible terms of a security following this summary.

PARTIES

Party	Description
Issuing Entity	• Generally, each series of securities will be issued by a separate trust (the “issuing entity” or “trust”) and may have multiple classes of securities

Chrysler Financial Services Americas LLC (“CFSA”)	• Depositor and seller of receivables to an issuing entity • Originator and servicer of receivables • CFSA’s address is 27777 Inkster Road, Farmington Hills, Michigan 48334 (telephone 248-427-6300)

Indenture Trustee	• Specified in the related prospectus supplement
• Performs specified duties for the benefit of noteholders

Owner Trustee	• Specified in the related prospectus supplement • Performs specified duties on behalf of an issuing entity and its Certificateholders

Chrysler Residual Holdco LLC (“Residual Holdco”)	• A special purpose financing entity • A direct wholly-owned subsidiary of CFSA • In some cases, owner of notes and/or equity in an issuing entity

SECURITIES ISSUED

A series of securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

•	its principal amount;

•	its interest rate, which may be fixed or floating or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal payments;

•	its final payment date;

•	whether it may be redeemed prior to its final payment date.

Some classes of securities may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments or

•	interest payments with disproportionate, nominal or no principal payments.

PROPERTY OF AN ISSUING ENTITY

The property of each issuing entity will include a pool of motor vehicle retail installment sale contracts secured by new or used automobiles or light duty trucks. These receivables include:

•	rights to receive certain payments made on the receivables;

•	security interests in the underlying financed vehicles;

•	certain accounts and the related proceeds, and

•	any proceeds from claims on certain related insurance policies.

You will find a description of the receivables in the prospectus supplement.

CFSA will have purchased the receivables from the originating automobile and light duty truck dealers.

If an issuing entity has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from CFSA over a period specified in the prospectus supplement. Some issuing entities may, during a specified period, use principal collections on its receivables to purchase additional receivables.

ENHANCEMENT

Some classes of securities may have the benefit of any of the following enhancements which are intended to increase the likelihood of payments on those securities:

•	subordination of one or more classes of securities;

•	overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the issuing entity’s securities);

•	excess interest collections (i.e., the excess of interest collections on the receivables over servicing fees, interest on the issuing entity’s securities and any amounts required to be deposited in a reserve fund, if any);

•	reserve funds that will be applied to cover payments on the securities not covered by collections on the receivables;

•	letter of credit or other credit facility;

•	surety bond;

•	guaranteed investment contracts;

•	liquidity arrangements;

•	swaps (including currency swaps) and other derivative instruments and interest rate protection agreements; or

•	yield supplement agreements or accounts.

The prospectus supplement will describe the limitation of any enhancement that applies to the securities. Enhancements cannot guarantee that losses will not be incurred on the securities.

REPURCHASES OF INDIVIDUAL RECEIVABLES BY THE DEPOSITOR OR THE SERVICER

As of the last day of the second month following the discovery by or notice to the depositor of a breach of any representation or warranty of the depositor that materially and adversely affects the interests of an issuing entity in any receivable, the depositor will be obligated to repurchase that receivable if the breach has not been cured. The purchase price payable to the issuing entity will be the unpaid principal balance owed by the obligor on the receivable plus interest thereon at its APR to the last day of the month of repurchase.

Consistent with its normal servicing procedures, the servicer may, in its sole discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of such arrangements may result in the servicer repurchasing such a receivable. The servicer is also obligated to repurchase a receivable if the servicer does not maintain the security in the related financed vehicle in the manner required by the sale and servicing agreement.

NO ADDITIONAL ISSUANCES OF SECURITIES BY AN ISSUING ENTITY

After issuing the securities described in a prospectus supplement, the related issuing entity will not issue any additional securities.

TAX STATUS

If the securities offered in the related prospectus supplement are notes issued by the issuing entity, federal tax counsel to the issuing entity will deliver an opinion at the time of initial issuance that, subject to customary limitations and qualifications, for federal income tax purposes:

•	the notes will be characterized as debt unless otherwise stated in the prospectus supplement and

•	the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

If the securities offered in the related prospectus supplement are certificates issued by the issuing entity, you will find a discussion of the federal income tax characterization of the certificates and the related issuing entity in this prospectus and the related prospectus supplement.

See “Certain Federal Income Tax Consequences” for additional information concerning the application of federal and state tax laws to the securities.

ERISA CONSIDERATIONS

If you are an employee benefit plan, you should review the considerations discussed under “Certain ERISA Considerations” in this prospectus before investing in the securities. In general, subject to those considerations and to conditions described in that section, and unless otherwise specified in the prospectus supplement, you may purchase the notes of any series.

FORM, DENOMINATION AND RECORD DATE

You may purchase securities only in book-entry form. You may only purchase securities in $1,000 increments, or in higher amounts as may be specified in the prospectus supplement. The “Record Date” will be the business day immediately preceding the payment date or, if Definitive Securities are issued, the 15th day of the preceding calendar month.

RISK FACTORS

A TRUST’S ONLY SOURCES OF FUNDS FOR MAKING PAYMENTS ON ITS
SECURITIES ARE COLLECTIONS ON ITS RECEIVABLES AND ANY
ENHANCEMENT THE SECURITIES MAY HAVE; GEOGRAPHIC
CONCENTRATION; TERM OF RECEIVABLES

Receivables and enhancement, if any, will be the only significant assets of a trust. Collections on the receivables and the enhancement, if any, are the only possible sources of funds to make payments on the securities. You must rely upon these sources for repayment of your securities. The delinquency and credit loss experience of the receivables is dependent in part on general economic conditions and the resale values of repossessed vehicles. These factors may vary by geographic region. The prospectus supplement will set forth the geographic distribution of a trust’s receivables under the “Pool Assets” section. Some of the receivables in a trust may have terms at origination equal to or greater than 72 months, and such receivables have historically experienced, and may continue to experience, a higher level of losses than receivables with shorter terms. For a discussion of factors affecting the experience of CFSA’s current portfolio, refer to the “Net Credit Loss and Delinquency Experience of CFSA Portfolio” section in the prospectus supplement.

The securities of any series will represent obligations of or interests in the related trust only. The securities of any series will not be insured or guaranteed by CFSA or any of its affiliates, the owner trustee, any indenture trustee or any other person or entity.

PREPAYMENTS MAY ADVERSELY AFFECT
AVERAGE LIFE AND YIELDS OF THE SECURITIES

Prepayments include all of the following:

•	an obligor on a receivable makes payments, in whole or in part, earlier than scheduled,

•	the servicer liquidates a defaulted receivable, and

•	the servicer or depositor is required to purchase or repurchase, respectively, a receivable from the trust.

As a result of any of the above instances, the principal amount of a receivable is repaid (or charged off) in advance of its payment schedule.

Most investors use an assumed prepayment rate on the receivables to price their securities. The actual prepayment rate may be faster or slower than the prepayment rate used to price the securities. The prepayment rate on the receivables may be influenced by a variety of economic, social and other factors.

Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables and from reinvestment of payments on the securities at a lower yield will be borne entirely by the securityholders of the related series.

Refer to the “Payments on the Securities — Principal Payments — Weighted Average Life of the Securities” section in this prospectus and the “Maturity and Prepayment Considerations” section in the prospectus supplement. Refer to the “Payments on the Securities — Principal Payments — Optional Redemption” section for information on the servicer’s option to purchase the receivables of a trust.

RATINGS OF THE OFFERED SECURITIES

At the initial issuance of a series, at least two nationally recognized statistical rating organizations (each, a “hired NRSRO”) will rate the offered securities in the highest investment rating category. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the offered securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant.

Refer to the “Ratings” section for additional information.

LIMITED ABILITY TO RESELL SECURITIES

There may be no secondary market for the securities. Underwriters may participate in making a secondary market in the securities, but are under no obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your securities.

BOOK-ENTRY REGISTRATION MAY LIMIT
YOUR ABILITY TO RESELL YOUR SECURITIES

The securities will be delivered to you in book-entry form through the facilities of The Depository Trust Company (“DTC”) or Clearstream or Euroclear. Consequently, your securities will not be registered in your name. As a result, you will not be recognized as a securityholder by the owner trustee or any applicable indenture trustee. Consequently, you will only be able to exercise the rights of a securityholder indirectly through DTC and its participating organizations. Specifically, you may be limited by your ability to resell the securities to a person or entity that does not participate in the DTC system or Clearstream or Euroclear.

The above does not apply if Definitive Securities are issued. Refer to the “Form of Securities and Transfers — Definitive Securities” section for additional information.

CHANGE IN SERVICER MAY RESULT IN LATE PAYMENTS ON SECURITIES

If CFSA were to cease acting as servicer, there may be delays in processing

•	payments on the receivables and

•	information on the receivables.

These processing delays may result in late payments on the securities.

COMMINGLING OF MONIES BY THE SERVICER
MAY RESULT IN A LOSS FOR SECURITYHOLDERS

The servicer will be required to remit all collections on and proceeds from the receivables to each trust on a monthly or, if specified conditions are not met, daily basis. For a monthly basis, the servicer will remit on or before the monthly payment date. For a daily basis, the servicer will remit within two business days of receipt of collections (calculated as described under “Servicing — Collections”) and proceeds. Prior to remittance, the funds

•	may be invested by the servicer at its own risk and for its own benefit and

•	will not be segregated from funds of the servicer.

Until the servicer deposits these collections and proceeds into the Deposit Account, the indenture trustee may not have a perfected security interest in them. If the servicer were to enter bankruptcy or become insolvent, or if the servicer were to fail to remit those funds, the applicable securityholders might incur a loss. Refer to the “Servicing — Collections” section for additional information.

CERTIFICATEHOLDERS DO NOT HAVE RIGHTS
TO ACT UPON SERVICER DEFAULT

The following generally applies to a series that includes notes and certificates. If the notes are still outstanding and a Servicer Default occurs,

•	removal of the servicer may occur without the consent of the certificateholders or the owner trustee and

•	the certificateholders or owner trustee will not have the ability to remove the servicer.

In addition, the noteholders may have the ability to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders. Refer to the “Servicing — Rights Upon Servicer Default” and “— Waiver of Past Defaults” sections for additional information.

INSOLVENCY OF THE DEPOSITOR, RESIDUAL HOLDCO, OR A TRUST MAY RESULT IN DELAYS,
REDUCTIONS OR LOSS OF PAYMENTS TO SECURITYHOLDERS

If the depositor, Residual Holdco, or a trust becomes insolvent or subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes. The depositor will warrant to each trust that the sale of the receivables to the trust is a valid sale. However, if the depositor were to become a debtor in a bankruptcy case, it could be argued that (1) the transfer of the receivables to the trust is a pledge of the receivables to secure a borrowing rather than a sale, or (2) the assets and liabilities of Residual Holdco should be substantively consolidated with those of the depositor. If the court were to rule that the transfer is a pledge rather than a sale or to consolidate the assets and liabilities of Residual Holdco with those of the depositor, or if Residual Holdco or a trust were to enter into bankruptcy proceedings, you may experience, among other adverse consequences, delays in, or reductions in the amount of, payments to you and losses on your securities.

Also, if the transfer of receivables to a trust is treated as a pledge, then a tax or government lien on the property of the depositor arising before the transfer may have priority over the trust’s interest in the receivables.

Refer to the “Certain Legal Aspects of the Receivables — Material Bankruptcy Considerations” section for additional information.

TRUSTS MAY NOT HAVE A PERFECTED SECURITY
INTEREST IN CERTAIN FINANCED VEHICLES

In connection with the sale of receivables to a trust, the depositor will assign the security interests in the financed automobiles or light duty trucks securing those receivables to the trust at the time of sale. The trust will then assign those security interests to the indenture trustee.

Due to administrative burden and expense, the certificates of title to the financed automobiles or light duty trucks will not be amended to reflect the assignment to the trust or the indenture trustee. In the absence of such an amendment, neither the trust nor the indenture trustee may have a perfected security interest in the financed vehicles securing its receivables in some states. If the trust or the indenture trustee does not have a perfected security interest in a financed automobile or light duty truck, its ability to repossess the financed automobile or light duty truck securing a defaulted receivable may be adversely affected.

Generally, the depositor will be obligated to repurchase any receivable that does not have a perfected security interest in the name of the depositor as of the date the receivable is transferred to the trust. The depositor will only be obligated to repurchase the receivable if

•	the lack of perfection will materially adversely affect the trust and

•	the lack of perfection will not be cured within a specified period.

To the extent the security interest is perfected, the trust and the indenture trustee generally will have a prior claim over subsequent purchasers of the financed automobile or light duty truck and holders of subsequently perfected security interests. However, the trust and the indenture trustee may not have a prior security interest against liens for repairs of financed automobiles or light duty trucks or for unpaid taxes or other government charges. Also, the trust or the indenture trustee could lose its security interest (or its priority) through fraud or negligence. If the trust or the indenture trustee loses its security interest or the priority of its security interest due to any of these occurrences, neither the depositor nor the servicer will be obligated to repurchase the related receivable if the occurrence transpired after the trust purchased the receivable and was not caused by the servicer’s breach of its obligations.

Refer to the “Certain Legal Aspects of the Receivables — Security Interest in Vehicles” section for additional information.

INTERESTS OF OTHER PERSONS IN THE RECEIVABLES COULD REDUCE THE
FUNDS AVAILABLE TO MAKE PAYMENTS ON YOUR SECURITIES

Physical Installment Sale Contracts.  Financing statements under the Uniform Commercial Code will be filed to perfect the sale of the receivables by the depositor to a trust and the grant of the receivables by the trust to the indenture trustee. The depositor’s and the trust’s accounting records and computer systems will also be marked to reflect the sale of the receivables to the trust and the grant of the receivables to the indenture trustee. However, because the servicer will maintain possession of physical installment sale contracts evidencing the receivables and not segregate or mark the contracts as belonging to the trust or the indenture trustee, another person could acquire an interest in receivables evidenced by a physical installment sale contract that is superior to the trust’s or the indenture trustee’s interest in those receivables by obtaining possession of the physical installment sale contract representing those receivables without knowledge that the person’s acquisition violates the rights of the trust or the indenture trustee. If another person acquires an interest in a receivable that is superior to the trust’s or the indenture trustee’s interest in the receivable, some or all of the collections on that receivable may not be available to make payment on the securities. Refer to the “Certain Legal Aspects of the Receivables” section.

General.  Payments to you also could be delayed or reduced if the interest of the trust or the indenture trustee in the receivables does not remain perfected or if a tax or other government lien or another interest were found to have priority over the interest of the trust or the indenture trustee. In addition, if a bankruptcy trustee were appointed for CFSA, Residual Holdco, or the trust, and if the administrative expenses of the bankruptcy trustee were found to relate to the receivables or these transactions, those expenses could be paid from collections on the receivables before the indenture trustee receives any payments and, therefore, could result in losses on your investment.

RELIANCE ON REPRESENTATIONS AND WARRANTIES BY THE DEPOSITOR
OR THE SERVICER WHICH PROVES TO BE INADEQUATE
MAY RESULT IN LOSSES TO SECURITYHOLDERS

In connection with the sale of receivables by the depositor to a trust, the depositor will make representations and warranties on the characteristics of the receivables. In some circumstances, the depositor may be required to repurchase receivables that do not conform to the representations and warranties. In addition, under some circumstances the servicer may be required to purchase receivables from a trust. If the depositor or servicer fails to repurchase such receivables, you may experience delays in payment on your securities or a loss on your investment.

Refer to the “Sale Provisions” and “Servicing — Servicing Procedures” sections for additional information.

FAILURE TO COMPLY WITH CONSUMER PROTECTION
LAW REQUIREMENTS MAY MAKE A TRUST LIABLE

Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans. Some of these laws make an assignee of a loan (such as a trust) liable to the obligor for any violation by the lender. Generally, the depositor will be obligated to repurchase any receivable which fails to comply with such laws. If the depositor fails to repurchase such a receivable, you may experience delays in payment on your securities or a loss on your investment.

Refer to the “Certain Legal Aspects of the Receivables” section for additional information.

SUBORDINATION OF CERTAIN SECURITIES MAY RESULT
IN REDUCED PAYMENTS TO AND LOSSES ON THOSE SECURITIES

Payments of interest and principal on one or more classes of securities of a series may be subordinated in priority of payment to payments of interest and principal due on one or more other classes of securities of the same series. Subordination of a class of securities has the effect of increasing the likelihood of payment on the senior classes of securities in that series and decreasing the likelihood of payment on that subordinated class of securities. Also, if so specified in the related prospectus supplement, the failure to pay interest on a class of subordinated notes will not be an event of default so long as a more senior class of notes is outstanding. The subordinate class of securities therefore bears a greater risk of loss than the senior class or classes.

FAILURE TO PAY PRINCIPAL ON A NOTE WILL NOT CONSTITUTE AN EVENT
OF DEFAULT UNTIL ITS FINAL SCHEDULED MATURITY DATE

The trust does not have an obligation to pay a specified amount of principal on any note on any date other than its outstanding amount on its Legal Final. Failure to pay principal on a note will not constitute an Event of Default until its Legal Final.

Refer to the “Certain Provisions of the Indenture — Events of Default; Rights upon Event of Default” section for additional information.

HOLDERS OF SUBORDINATE SECURITIES MAY SUFFER LOSSES
BECAUSE THEY HAVE LIMITED CONTROL OVER ACTIONS OF THE TRUST
AND CONFLICTS BETWEEN THE SENIOR SECURITIES
AND THE SUBORDINATE SECURITIES MAY OCCUR

Because a trust will pledge its property to the indenture trustee to secure payment on its notes, the indenture trustee may, and at the direction of the holders of a majority of the principal amount of the controlling class will, take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of its receivables. In exercising any rights or remedies under the indenture, the holders of a majority of the principal amount of the controlling class may be expected to act solely in their own interests. The controlling class will be the senior securities specified in the related prospectus supplement until they are paid in full.

Furthermore, the holders of a majority of the principal amount of the notes of a trust, or the indenture trustee acting on behalf of the holders of a majority of the principal amount of the notes, under certain circumstances, have the right to waive defaults by the servicer in the performance of its obligations under the sale and servicing agreement or to terminate the servicer as the servicer of the receivables without consideration of the effect that the waiver or termination would have on the holders of the subordinate class of notes, if any, of that trust. The principal amount of the senior notes is expected to constitute a majority of the principal amount of the notes until the senior notes are paid in full. Consequently, the holders of the subordinate class of notes of a trust will have only limited rights to direct remedies under the indenture and will not have the ability to waive defaults by the servicer or to remove the servicer until the senior notes have been paid in full.

RETURNS ON THE SECURITIES MAY BE REDUCED BY SHORTFALLS
DUE TO THE SERVICEMEMBERS CIVIL RELIEF ACT AND
OTHER RECENT LEGISLATION

The Servicemembers Civil Relief Act (the “Servicemembers Act”) provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables. The response of the United States to the terrorist attacks on September 11, 2001 and the deployment in Iraq and Afghanistan have involved military operations that have increased the number of citizens in active military service, including persons in reserve status who have been called or will be called to active duty. The Servicemembers Act provides, generally, that an obligor who is covered by the Servicemembers Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. Interest shortfalls on the receivables due to the application of the Servicemembers Act or similar legislation or regulations will reduce the amount of interest collections available to make payments on the securities.

The Servicemembers Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service.

In addition, pursuant to the laws of various states, under certain circumstances payments on retail installment sale contracts or installment loans such as the receivables by residents of such states who are called into active duty with the National Guard or the reserves will automatically be deferred.

As a result of the Servicemembers Act and similar legislation or regulations in various states, there may be delays or reductions in payment and increased losses on the receivables. Those delays and increased losses will be borne primarily by the most junior class of securities, but if such losses and reductions are greater than anticipated, senior securities could experience such delays and losses. We do not know how many receivables have been or may be affected by the application of the Servicemembers Act or any similar state legislation or regulations.

PRINCIPAL DOCUMENTS

In general, the operations of a trust will be governed by the following documents:

Document	Parties	Primary Purposes
Trust Agreement	Owner trustee and CFSA, as depositor	• creates the trust • provides for issuance of certificates of beneficial interest and payments, if any, to certificateholders
• establishes rights and duties of owner trustee
• establishes rights of certificateholders

Indenture	Trust, as issuer of the notes, and indenture trustee	• provides for issuance of the notes and terms of the notes • establishes rights and duties of indenture trustee • establishes rights of noteholders

Sale and Servicing Agreement	CFSA, as depositor and servicer, the entity named as backup servicer in the related prospectus supplement, if any, and a trust as purchaser
•  effects sale of receivables to the trust

•  contains representations and warranties concerning the receivables

•  contains servicing obligations of servicer

•  provides for compensation to servicer

•  contains backup servicing obligations of the backup servicer, if any

• provides for compensation to the backup servicer, if any

Various provisions of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents that differ in a material way for that series from the provisions described in this prospectus.

A form of each of these principal documents has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

SPONSOR, ORIGINATOR, DEPOSITOR AND SERVICER

Chrysler Financial Services Americas LLC (“CFSA”), a Michigan limited liability company, is the sponsor that initiates and organizes the issuance by each trust and is the depositor of the receivables to each trust. Prior to the Chrysler filing as described below, CFSA generally engaged in providing consumer automotive retail loan, lease and wholesale financings for Chrysler Group LLC and other manufacturers’ products and dealers. CFSA discontinued lease financing as of August 1, 2008. CFSA is a wholly-owned indirect subsidiary of CGI Holding LLC (formerly Chrysler Holding LLC), which is owned by an affiliate of private equity firm Cerberus Capital Management, L.P. (“Cerberus”). CFSA’s executive offices are located at 27777 Inkster Road, Farmington Hills, Michigan 48334, and its telephone number is (248) 427-6300.

On April 30, 2009, Chrysler LLC, an affiliate of CFSA and a wholly-owned indirect subsidiary of CGI Holding LLC, filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. Under the terms approved by the U.S. Bankruptcy Court and various regulatory and antitrust regulators, effective June 10, 2009, Chrysler LLC sold substantially all of its assets, including its Chrysler, Dodge and Jeep vehicle production lines, to a new company that operates as Chrysler Group LLC.

Chrysler Group LLC is not owned or controlled by, or otherwise an affiliate of, any of Cerberus, CGI Holding LLC or CFSA. Accordingly, none of Cerberus, CGI Holding LLC or CFSA or their respective affiliates will exercise any control over the business or management of Chrysler Group LLC.

Subsequent to the filing, Chrysler Group LLC entered into an agreement with GMAC Financial Services to provide consumer retail and dealer inventory financing for Chrysler brand vehicles. As a result, CFSA no longer provides new advances of dealer inventory financing to any U.S. dealers, but it continues to engage in commercial, consumer and retail lending and leasing and automotive-related lines of business. CFSA will continue to service and collect on its portfolio of retail loans and leases and wholesale receivables.

CFSA was formerly known as DaimlerChrysler Financial Services Americas LLC (“DCFS”), until it changed its name on October 14, 2008.

Prior to January 1, 2006, DCFS was a wholly-owned subsidiary of DaimlerChrysler Services North America LLC, a Michigan limited liability company (“DCS”). On January 1, 2006, DCS merged into DCFS, with DCFS being the surviving legal entity. Immediately following the merger, DCFS became the seller and servicer under each Sale and Servicing Agreement and Administration Agreement to which DCS was a party, and had substantially the same assets and liabilities and substantially the same personnel that DCS had prior to the merger. All references in this prospectus or any prospectus to CFSA that relate to the time prior to that merger are, in effect, to DCS as predecessor to DCFS.

CFSA began its automotive financing operations in 1964 through a predecessor company. Though it has owned subsidiaries involved with financing other asset types, its primary financing activities from the beginning have been retail and lease automotive financing to consumers and wholesale automotive inventory financing for dealerships so as to support the sale of automobiles by Chrysler LLC. CFSA has been publicly securitizing its retail automotive installment contracts since 1986 and its wholesale automotive dealer inventory accounts since 1991. Information as to the size and growth of CFSA’s portfolio of retail automotive installment contracts for fiscal years prior to the date of the prospectus supplement as well as similar information for any quarters completed prior to the date of prospectus supplement is set forth under “Net Credit Loss and Delinquency Experience of CFSA Portfolio” in the prospectus supplement.

Retail financing takes the form of CFSA purchasing retail installment contracts entered into between retail customers and automotive dealers on CFSA’s preprinted retail installment contracts or other approved forms of contract. The dealers assign the retail contracts to CFSA. Dealers must ensure that retail customers meet CFSA’s credit criteria in order for CFSA to purchase the retail contract. CFSA reviews the retail customer’s credit worthiness before approving the dealer’s entering into the contract. Retail customers know that they are financing through CFSA at the time they sign the retail installment contract.

Contract amount, length and payment terms are decided upon between the retail customer and dealer, subject by CFSA’s approval. The motor vehicle serves as collateral for the retail contract and a lien in favor of CFSA is noted on the certificate of title for the vehicle. The retail customer makes monthly payments to CFSA for the life of the retail contract. CFSA is the servicer of the retail contracts that it sells to any trust.

CFSA has sponsored over 70 public retail receivables securitizations since 1986. There have been no defaults or performance trigger events in any of its public retail receivables securitizations. CFSA has not taken any actions outside of its ordinary performance to prevent any such events. CFSA has also sponsored over 30 public wholesale receivables securitizations since 1991, but has now ceased all wholesale receivables securitizations.

In the normal course of its servicing operations, CFSA outsources certain of its administrative functions to third party providers. With respect to its securitization trusts, CFSA remains responsible to the issuing entity for its obligations under the sale and servicing agreement regardless of whether the performance of an obligation has been outsourced to a third party. CFSA believes that such third parties can be replaced with other providers of such services.

CFSA has relied to a large extent on its retail receivables securitization programs for its funding needs and until April 30, 2009 also relied on its wholesale receivables securitization program for funding needs. It has sold in private transactions receivables to its own single-seller commercial paper conduit, to multi-seller commercial paper programs administered by commercial banks and to investment banks and institutional investors in the form of whole loan sales.

CFSA engages investment banks for organizing its retail receivable securitization transactions and selling the securities issued from the issuing trusts to investors.

We describe the continuing obligations of CFSA in its capacity as depositor and seller of the receivables to a trust under “Sale Provisions”. We describe the continuing obligations of CFSA in its capacity as servicer under “Servicing”.

THE TRUSTS

CFSA may form trusts at various times pursuant to a separate “Trust Agreement” for each trust. The principal offices of each trust and the related owner trustee will be specified in the applicable prospectus supplement.

Each trust will only engage in the following activities:

•	entering into the applicable documents;

•	acquiring, holding and managing its receivables, their proceeds, its credit or other enhancement, if any, and other assets of the trust;

•	issuing its securities;

•	making payments on the securities; and

•	other activities that are necessary, suitable or incidental to the above activities.

The operations of the trust are governed by the Trust Agreement and the Indenture. Under the Administration Agreement the administrator will be obligated to perform the administrative duties of the related trust and owner trustee. A trust does not have the discretion to engage in activities other than those described above. Refer to “The Indenture — Indenture — Certain Covenants” and “Miscellaneous Provisions of Principal Documents — Amendment”, “— The Owner Trustee” and “— Administration Agreement” for information on amending the principal documents and the activities of the trust and the owner trustee.

SECURITIES ISSUANCE

A trust will issue securities and use the net proceeds from the sale of the securities to purchase receivables and all payments received on such receivables after the applicable cut-off date (as specified in the prospectus supplement, a “Cut-off Date”). The primary sources for repayment of the securities issued by a trust are collections on its receivables, liquidation proceeds on its defaulted receivables, its reserve fund, if any, and the other enhancement, if any, specified in the related prospectus supplement.

TRUST PROPERTY

The property of a trust will include:

•	its receivables pool and payments on such receivables;

•	such amounts as from time to time may be held in separate trust accounts established for the trust and the proceeds of such accounts, as described in this prospectus and in the accompanying prospectus supplement;

•	security interests in the financed vehicles and any other interest of the depositor in such financed vehicles;

•	the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

•	the depositor’s interest in proceeds from recourse to dealers on defaulted receivables or the underlying financed vehicles of defaulted receivables;

•	any property that secured a receivable and has been acquired by the trust; and

•	any and all proceeds of the above.

In accordance with a “Sale and Servicing Agreement”, the depositor will sell a pool of receivables to the trust on the day the trust issues a series of securities. After an initial sale, the depositor may sell subsequent receivables (“Subsequent Receivables”) to the trust as frequently as daily during a specified funding period (a “Funding Period”). The trust will purchase its Subsequent Receivables from the proceeds of the sale of its securities that were not used to purchase its initial pool of receivables. Prior to the purchase of Subsequent Receivables, the trust will maintain those proceeds in its pre-funding account (the “Pre-Funding Account”).

The Funding Period will not be longer than one year. The amount deposited into the Pre-Funding Account for a trust will not exceed 50% of the aggregate principal balance of the trust’s receivables, including the Subsequent Receivables.

Also, a trust may use its principal collections on receivables to purchase additional receivables (“Additional Receivables”) from the depositor over a specified period (a “Revolving Period”), which will not exceed three years after the related closing date. Any Subsequent Receivables or Additional Receivables so conveyed will also be assets of the applicable trust.

If the eligibility criteria for a trust’s acquisition of Subsequent Receivables or Additional Receivables are different from the eligibility criteria for the receivables acquired by the trust on its closing date, the related prospectus supplement will set forth such differences.

Information regarding any Subsequent Receivables or Additional Receivables included in the receivables pool of a trust will be contained in an Asset-Backed Issuer Distribution Report filed by that trust on Form 10-D with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

A trust will purchase Subsequent Receivables or Additional Receivables only if the prospectus supplement so specifies.

The servicer will continue to service the receivables held by each trust and will receive fees for such services. To facilitate the servicing of the receivables, the servicer will retain physical possession of the retail installment sale contracts owned by each trust and other related documents as custodian for the trust. To avoid undue administrative burden and expense, the certificates of title to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to each trust. In the absence of such an amendment, a trust may not have a perfected security interest in the financed vehicles in all states.

A trust may have reserve funds or other forms of credit enhancement.

Refer to the “Receivable Pools” section for additional information on the receivables. Refer to the “Servicing” section in this prospectus and in the “Servicing” section in the accompanying prospectus supplement for additional information on servicing the receivables. Refer to the “Certain Legal Aspects of the Receivables” and “Sale Provisions” sections for additional information on security interests in the financed vehicles.

USE OF PROCEEDS

Generally, a trust will use the net proceeds from the sale of a series of securities to purchase receivables from the depositor. Generally, the depositor will use the proceeds it receives for general corporate purposes or to pay down existing indebtedness.

RECEIVABLE POOLS

Each receivable in a pool is either a direct retail loan between CFSA and an obligor or a motor vehicle retail installment sales contract between a dealer and an obligor. The dealers are retail sellers of new and used automobiles and light duty trucks. Most of the dealers sell products manufactured and/or distributed by subsidiaries of Chrysler LLC. Those products include vehicles manufactured under the Chrysler, Dodge and Jeep trademarks.

Each receivable in a pool was or will be originated by CFSA or dealers who regularly sell such contracts to CFSA. CFSA purchases retail installment sale contracts directly or indirectly according to agreements with dealers throughout the United States in the ordinary course of business.

Receivable pools will continue to be serviced by CFSA, in such capacity as the servicer and will evidence direct or indirect financing made available by CFSA to the obligors.

UNDERWRITING OF RECEIVABLES

CFSA originates contracts in accordance with its credit standards, which are based upon the vehicle buyer’s ability and willingness to repay the obligation and the value of the vehicle being financed, as well as other factors. In general, a contract with a relatively higher credit risk on the basis of CFSA’s underwriting procedures at the time of its origination will bear an interest rate that is relatively higher than a contract with a lower credit risk originated at that time.

Following is an overview of CFSA’s underwriting process for retail motor vehicle installment sales contracts and direct retail loans:

•	Applicant submits the application to CFSA.

—	The applicant is required to complete an application that includes the applicant’s address, date of birth, income, liabilities, credit and employment history, and other personal information, as well as a description of the vehicle to be financed.

—	The primary applicant may apply with a joint-applicant or a guarantor. In both cases, all such applicants and guarantors are jointly and severally liable for the debt.

•	After verification of information on the application and supplemental documentation, credit bureau reports and the FICO score of the applicant are acquired. A FICO score is a credit score derived from a scoring system created by the Fair Isaac Corporation. A FICO score is used to evaluate creditworthiness on the basis of, among other things, information that a credit bureau keeps about the applicant for credit and the debt service-to-income ratio of the applicant. Generally, the highest (best) score a person can receive is 850, the lowest 300, although scores outside that range can be given.

•	Using the above-mentioned information, the application is scored by the Automated Credit Evaluation system (“ACE”) or judgmentally by a credit officer.

ACE	Credit Officer
— All applications are entered into the ACE system via Remote ACE, Dealer ACE, and Web ACE	— Judgmental scoring is used if there is non-standard information that cannot be scored accurately by ACE

Both scoring processes rely upon completeness of information. In assessing the applicants’ ability to repay the loan, the scoring process relies heavily upon predictive credit bureau based variables.

•	Applicants are approved based on a credit worthiness and risk assessment by CFSA.

•	If a decision to decline is made, the weaknesses of the application are discussed with the dealer. A written notification is also generated and mailed to the applicant no more than 10 days after an application has been declined.

•	Upon the applicant’s acceptance of the loan terms, the contract is funded electronically through CFSA’s Electronic Funds Transfer system.

SIMPLE INTEREST RECEIVABLES

“Simple Interest Receivables” are receivables that amortize the amount financed over a series of fixed level monthly payments. Under the “simple interest” method, each monthly payment is generally allocated first to interest and the remainder to principal. The interest allocation is calculated as follows:

outstanding principal balance of the receivable	X	Stated APR	X	period between current and prior payments (as a fraction of a calendar year)

Accordingly, the portion of the obligor’s monthly payment allocated to principal and interest depends on when an obligor pays the fixed monthly installment relative to its scheduled due date. The following table illustrates this relationship:

Portion of Payment
Allocated to	If Paid ....
	Before Scheduled Due Date	After Scheduled Due Date

Principal	Greater	Less

Interest	Less	Greater

In either case, the obligor generally pays a fixed monthly installment until the final scheduled payment date. The amount of the final installment is increased or decreased as necessary to repay the outstanding principal balance and any finance charges up to the date of final payment. If a Simple Interest Receivable is prepaid in full, the obligor is required to pay interest only to the date of prepayment.

If any receivables amortize according to a different method, the prospectus supplement will describe it. Except for some contracts entered into prior to 2004, all contracts are Simple Interest Receivables.

SELECTION CRITERIA

Each pool of receivables to be held by a trust and allocated to a series of securities will be selected from the depositor’s portfolio.

Generally, only receivables meeting the following criteria will be selected:

•	was originated by CFSA or has been purchased by CFSA, directly or indirectly, from dealers in the ordinary course of business

•	is secured by a new or used vehicle

•	has been originated in the United States and

•	satisfies the other criteria, if any, in the related prospectus supplement.

If a pool of receivables does not follow any of these selection criteria, the related prospectus supplement will so specify.

The prospectus supplement will include information on each receivables pool, including, to the extent appropriate:

•	the composition

•	the distribution of such receivables pool secured by new vehicles and by used vehicles

•	the distribution by annual percentage rate (“APR”) and

•	the distribution by U.S. state of origination.

RECOURSE TO DEALERS

CFSA has recourse to its dealers on a portion of its retail installment sale contracts. Under its recourse obligation, the dealer is responsible to CFSA for payment of the unpaid balance of the contract, provided that CFSA repossesses the vehicle from the retail buyer and returns it to the dealer within a specified time. CFSA applies the same underwriting standards to the purchase of contracts regardless of whether there is recourse to dealers.

The net credit loss experience of contracts without recourse against dealers is higher than that of contracts with recourse against dealers. Based on its experience, CFSA believes that there is no material difference between the rates of delinquency and repossession on contracts with recourse against dealers as compared to contracts without recourse against dealers.

In the event of a dealer’s bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the dealer secured by the contracts. Such an attempt could result in payment delays and, if successful, losses on the affected receivables. The prospectus supplement will include information on the percentage of receivables in the pool with recourse to dealers.

In addition, some dealers may be obligated to repurchase receivables originated by them if the dealers have made certain misrepresentations about the receivables.

STATIC POOL DATA

Static pool data consisting of delinquency, cumulative loss and prepayment data for securitized pools of retail motor vehicle receivables sponsored by CFSA will be made available online at http://www.cfaststaticpools.com. Except as stated below, the static pool data provided through the website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement. We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to the trust will be comparable to the historical prepayment, loss or delinquency experience of any of the securitized pools sponsored by CFSA. In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the receivables to be purchased by the trust in the related prospectus supplement. Such differences, along with the varying economic conditions applicable to those securitized pools, may make it unlikely that the receivables described in any prospectus supplement will perform in the same way that any of those securitized pools has performed.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•	with respect to information regarding prior securitized pools that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

FLOW OF FUNDS

SOURCES OF FUNDS

A trust may use funds from the following sources to pay its expenses and make payments on its securities:

•	collections on its receivables

•	net recoveries from the liquidation of defaulted receivables

•	amounts paid by the depositor to repurchase a receivable as a result of the depositor’s material breach of a representation and warranty — refer to “Sale Provisions”

•	amounts paid by the servicer to purchase a receivable to which it has made certain modifications — refer to “Servicing — Servicing Procedures”

•	investment earnings during the related collection period, if any, on its reserve fund, if any, and on deposits, if any, in its deposit account

•	if specified in the related prospectus supplement, a reserve fund and/or one or more other forms of enhancement — refer to “Credit and Other Enhancements.”

The funds available to pay expenses and make payments on securities for any given period are referred to as “Available Funds”.

APPLICATION OF AVAILABLE FUNDS

On each payment date the available funds of a trust will be applied to its expenses and payments on its securities in the amounts and the order of priority set forth in the prospectus supplement.

NET DEPOSITS

As an administrative convenience, the servicer may deposit a trust’s available funds into any account of the trust net of a payments to be made to the servicer. However, the servicer will account for available funds as if all deposits and transfers of available funds were made individually rather than net.

CREDIT AND OTHER ENHANCEMENTS

Credit and other enhancements are intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit or other enhancements for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of losses, as described in the related prospectus supplement.

A prospectus supplement for a series will specify whether there is any credit or cash flow enhancement and how it works. These enhancements may consist of:

•	Subordination of one or more classes of securities of a series — Such subordination is usually accomplished through the application of available funds to the payment of principal or interest on one or more classes of senior securities before any available funds are applied to the payment of principal or interest on one or more classes of subordinated securities;

•	Reserve funds — Funds may be deposited in a reserve fund at the commencement of a transaction or out of available funds during the transaction, as specified in the prospectus supplement;

•	Overcollateralization — Overcollateralization is the amount by which the principal balance of the pool of receivables for a trust exceeds the aggregate principal balance of the specified securities issued by that trust;

•	Letters of credit — The indenture trustee or the owner trustee would have the right to draw on a letter of credit issued by a financial institution or other entity to cover losses on the receivables or shortfalls in payments due on specified securities issued by the related trust;

•	Credit or liquidity facilities — The facility, issued by a financial institution or other entity, would cover specified losses on the receivables or shortfalls in payments due on specified securities issued by the related trust;

•	Surety bonds — A surety bond, issued by a financial guaranty insurer or other insurer, would cover shortfalls in payment due on one or more of the securities issued by the related trust;

•	Guaranteed investment contracts — Specified available funds may be invested under a guaranteed investment contract issued by an insurance company, financial institution or other entity;

•	Swaps — A trust may enter into an interest rate swap to enable it to pay a fixed or floating rate of interest on one or more classes of its securities. A trust may enter into a currency swap to enable it to pay one or more classes of its securities in a specified currency;

•	Yield supplement agreements and accounts — A trust may have the benefit of a yield supplement agreement or account that provides additional funds to the trust for application to payments due on one or more classes of its securities; and

•	Any combination of two or more of the above.

RESERVE FUND

A trust may maintain a reserve fund in its Deposit Account. Generally, a reserve fund will be established by an initial deposit by the depositor on the Closing Date. If a trust has a Funding Period, the reserve fund will also be increased on each Subsequent Transfer Date to the extent described in the related prospectus supplement. The amount of the reserve fund may be increased on each payment date up to a required amount through an allocation of the trust’s Available Funds. The related prospectus supplement will describe the manner in which the reserve fund will be applied.

PAYMENTS ON THE SECURITIES

The prospectus supplement will describe

•	the timing and priority of payments of principal and interest on each class of the securities,

•	their interest rates,

•	the method of determining the amount of their principal payments, and

•	the priority of the application of the trust’s available funds to its expenses and payments on its securities.

The rights of any class of securities may be senior or subordinate to other classes of securities. A security may be entitled to

•	principal payments with disproportionate, nominal or no interest payments or

•	interest payments with disproportionate, nominal or no principal payments.

Interest rates may be fixed, variable or adjustable. An adjustable interest rate will be adjusted on the basis of an index and a spread, each of which will be specified in the related prospectus supplement. Adjustments will be made periodically as described in the prospectus supplement, which may include monthly, quarterly, semi-annually, annually or other adjustments. The calculation agent named in the prospectus supplement will determine the interest rate at each adjustment.

A class of securities may be redeemable. The related prospectus supplement will specify when a redeemable class of securities may be redeemed. A class may be redeemable at any time at the option of the trust or when the principal balance has declined to a level specified in the prospectus supplement or when the aggregate principal balance of the trust’s receivables has declined to a level specified in the prospectus supplement. The holder of a security will not be able to elect the redemption of its security.

The aggregate initial principal amount of the securities of a series may be greater than, equal to or less than the aggregate initial principal amount of the receivables in that series.

Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of such class. A series may provide for a liquidity facility or other arrangement (including without limitation the issuance of additional securities by the trust) that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

PRINCIPAL PAYMENTS

Weighted Average Life of the Securities

The weighted average life of the securities will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term “prepayments” includes prepayments in full, partial prepayments including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other receivables repurchased by the depositor or the servicer for administrative reasons. All of the receivables may be prepaid at any time without penalty to the obligor.

The rate of prepayments on automotive receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the depositor’s consent. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. All of these factors may vary by geographic region. Another factor affecting the prepayment of receivables is the difference between the interest rates on the receivables and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the receivables, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

The rate of prepayment on the receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the depositor will be obligated to repurchase receivables from a trust pursuant to the related Sale and Servicing Agreement as a result of breaches of its representations and warranties and the servicer will be obligated to purchase receivables from a trust pursuant to the Sale and Servicing Agreement as a result of its breaches of certain covenants. The servicer under certain circumstances may extend the term of a receivable. The servicer will also have an option to purchase all of a trust’s receivables when their outstanding amount declines to a specified level. Such a purchase would result in the early redemption of the trust’s securities. Refer to the “Sale Provisions” and “Servicing” sections.

A prospectus supplement may provide for a Revolving Period during which principal collections in respect of the receivables allocated to the related series will be applied to purchase Additional Receivables for inclusion in the related trust property rather than applied to make distributions on the related securities. Any such application would increase the weighted average life of those securities. Also, a prospectus supplement may provide for a liquidity facility or similar arrangement under which collections of principal may be invested in Eligible Investments and distributed on the related securities in planned amounts on scheduled payment dates.

In light of the above considerations, we cannot tell you the amount of principal that will be paid on any class of securities on any payment date, since that amount will depend, in part, on the amount of principal collected on the related receivables pool during the applicable collection period. You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of the receivables that support your securities and from reinvesting payments on your securities at a lower yield. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular receivables pool and the related series of securities.

Optional Redemption

The prospectus supplement will state whether the servicer has an option to repurchase the receivables in the related series and when it may exercise that option. Normally, the option is exercisable when the total principal balance of the receivables has declined to 10% of their total principal balance as of the cut-off date. If the servicer exercises this option, the outstanding securities of that series will be repaid at that time to the extent of available funds. The related indenture trustee will be obligated to mail a notice of the redemption to the related noteholders at least 10 days prior to the redemption date, stating the redemption date, which must be a payment date, and the redemption price, which will be the principal amount of the outstanding notes of that series plus accrued and unpaid interest thereon to but excluding the redemption date. If the available funds are not sufficient to pay the full redemption price of the notes, then the related noteholders will experience a loss. There will not be any other source of funds to cover any such loss.

INTEREST PAYMENTS

A class of securities may bear interest at a fixed, variable, adjustable, or zero rate per annum. The applicable prospectus supplement will provide the detailed interest rate terms of your securities. The following sections provide a general overview of the mechanics of the various types of interest rates.

Fixed Rate Securities

Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass through rate, as the case may be, specified in the applicable prospectus supplement. Generally, interest on each class of fixed rate securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Floating Rate Securities

A trust may issue various types of floating rate securities. Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the “base rate”, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the related prospectus supplement. The “spread” is the percentage above or below the base rate at which interest will be calculated that may be specified in the related prospectus supplement as being applicable to such class, and the “spread multiplier” is the percentage that may be specified in the related prospectus supplement as being applicable to such class.

The related prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly called LIBOR, commercial paper rates, federal funds rates, U.S. Government treasury securities rates or negotiable certificates of deposit rates.

As specified in the related prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

Each trust that issues a class of floating rate securities will appoint a calculation agent to calculate interest rates on each class of floating rate securities. The related prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate securities which may be the trustee for the series of securities. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class. All floating rate interest calculations resulting in percentages will be rounded, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward.

FORM OF SECURITIES AND TRANSFERS

Unless otherwise specified in the related prospectus supplement, each class of securities will initially be represented by one or more securities registered in the name of the nominee of DTC except as set forth below. Unless otherwise specified in the related prospectus supplement, the securities will be available for purchase in denominations of $1,000 in book-entry form only. The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. (“Cede”), unless another nominee is specified in the related prospectus supplement. Accordingly, such nominee is expected to be the holder of record of the securities of each class. Unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no securityholder will be entitled to receive a physical certificate representing a security. All references in this prospectus and in the related prospectus supplement to actions by securityholders refer to actions taken by DTC upon instructions from its participating organizations (the “Participants”) and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to securityholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the securities, for distribution to securityholders in accordance with DTC’s procedures with respect thereto.

BOOK-ENTRY REGISTRATION

The securities offered by this prospectus will be in book-entry form. This means that, except under the limited circumstances described in this subheading under “— Definitive Securities,” purchasers of securities will not be entitled to have the securities registered in their names and will not be entitled to receive physical delivery of the securities in definitive paper form. Instead, upon issuance, all the securities of a class will be represented by one or more fully registered permanent global securities, without interest coupons.

Each global note will be deposited with a securities depository named The Depository Trust Company and will be registered in its name or the name of its nominee. No global note representing book-entry securities may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the securities and will be considered the sole representative of the beneficial owners of securities for purposes of the indenture.

The registration of the global securities in the name of Cede & Co. or another nominee of DTC will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is used because it eliminates the need for physical movement of securities.

Purchasers of securities in the United States can hold interests in the global securities only through DTC, either directly, if they are participants in that system — such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee — or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe can hold interests in the global securities only through Clearstream or through Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

Because DTC will be the only registered owner of the global securities, Clearstream and Euroclear will hold positions through their respective U.S. depositories, which in turn will holdpositions on the books of DTC.

As long as the securities are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The issuing entity, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s or indirect participant’s records relating to book-entry securities. The issuing entity, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry securities.

Until definitive securities are issued to the beneficial owners as described in this subheading under “— Definitive Securities,” all references to “holders” of securities means DTC. The issuing entity, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the securities for all purposes.

Beneficial owners of book-entry securities should realize that the issuing entity will make all distributions of principal and interest on their securities to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the securities. DTC and the participants are generally required to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries. Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of securities under the indenture, each person owning a beneficial interest in the securities must rely on the procedures of DTC and, in some cases, Clearstream or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant and, if applicable, indirect participant through which that person owns its interest. DTC has advised the issuing entity that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry securities should also realize that book-entry securities may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving payments on their securities since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company.  DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking organization” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. The rules applicable to DTC’s participants are on file with the SEC.

This information about DTC has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream Banking, société anonyme.  Clearstream is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream and Euroclear. Clearstream’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.

This information about Clearstream has been provided by Clearstream for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Euroclear System.  Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The “Euroclear Operator” is the Euroclear Bank, S.A./N.V. The Euroclear Operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator holds a banking license granted to it, and is regulated by, the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (together, the “Terms and Conditions”), and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about Euroclear has been provided by Euroclear for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Securities.  The issuing entity will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuing entity’s paying agent at the office of the paying agent in New York City that the issuing entity designates for that purpose. Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry securities will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book-entry securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, to the extent received by its U.S. depository.

In the event definitive securities are issued, distributions of principal and interest on definitive securities will be made directly to the holders of the definitive securities in whose names the definitive securities were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures.  Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the securities settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to these procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE SECURITIES

Unless otherwise specified in the related prospectus supplement, the securities of a series will be issued in fully registered, certificated form (“Definitive Securities”) to securityholders or their respective nominees, rather than to DTC or its nominee, only if

•	the related administrator or indenture trustee, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and such administrator or indenture trustee is unable to locate a qualified successor (and if it is an administrator that has made such determination, such administrator so notifies the applicable trustee in writing), or

•	the administrator or indenture trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or

•	after the occurrence of an Event of Default or a Servicer Default with respect to such securities, holders representing at least a majority of the outstanding principal amount of the securities of such series advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such securities is no longer in the best interest of the holders of such securities.

Upon the occurrence of any event described in the immediately preceding paragraph, the applicable trustee will be required to notify all applicable securityholders of a given series through Participants of the availability of Definitive Securities. When DTC surrenders the definitive certificates representing the corresponding securities and gives instructions for re-registration, the applicable trustee will reissue such securities as Definitive Securities to such securityholders.

Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the applicable trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date. Those distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

Three or more holders of the notes of such series or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal balance of such notes may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under such notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such series.

Three or more holders of the certificates of such series or one or more holders of such certificates evidencing not less than 25% of the certificate balance of such certificates may, by written request to the related owner trustee, obtain access to the list of all certificateholders maintained by such owner trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under such certificates.

SALE PROVISIONS

On the closing date specified in a prospectus supplement (the “Closing Date”), the depositor will transfer and assign to the applicable trust, without recourse, pursuant to a Sale and Servicing Agreement, its entire interest in a pool of receivables, including its security interests in the related financed vehicles. Each such receivable will be identified in a schedule to the Sale and Servicing Agreement. The applicable owner trustee will execute and deliver the trust’s notes and/or certificates, as applicable. The net proceeds received from the sale of the offered securities of a series will be applied to the purchase of the related receivables from the depositor and, to the extent specified in the related prospectus supplement, to the deposit of funds in the reserve fund or other account described in the prospectus supplement and the deposit of the Pre-Funded Amount for such series into the related Pre-Funding Account. The prospectus supplement will specify whether Subsequent Receivables for such series will be sold by the depositor to the trust from time to time during any Funding Period for the trust on each date specified as a transfer date in the prospectus supplement (each, a “Subsequent Transfer Date”).

In each Sale and Servicing Agreement the depositor will represent and warrant to the applicable trust, among other things, that:

•	the information provided in the schedule of receivables attached to the Sale and Servicing Agreement is correct in all material respects;

•	the obligor on each receivable is required to maintain physical damage insurance covering the financed vehicle in accordance with the depositor’s normal requirements;

•	as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

•	as of the Closing Date or the applicable Subsequent Transfer Date, if any, each related receivable is or will be secured by a first perfected security interest in favor of the depositor in the financed vehicle;

•	each receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and

•	any other representations and warranties that may be set forth in the related prospectus supplement.

As of the last day of the second month (or as of such other date specified in the prospectus supplement) following the discovery by or notice to the depositor of a breach of any representation or warranty of the depositor that materially and adversely affects the interests of the related trust in any receivable, the depositor will repurchase that receivable if the breach has not been cured.

The purchase price payable to the trust will be the unpaid principal balance owed by the obligor on the receivable at the beginning of the month of repurchase (the “Repurchase Amount”). The repurchase obligation constitutes the sole remedy available to the securityholders, the owner trustee and the indenture trustee for any such uncured breach.

Pursuant to each Sale and Servicing Agreement, to assure uniform quality in servicing the receivables and to reduce administrative costs, each trust will designate the servicer as custodian to maintain possession, as such trust’s agent, of the related motor vehicle retail installment sale contracts and any other documents relating to the receivables. The depositor’s records and computer systems will reflect the sale and assignment of the related receivables to the applicable trust, and UCC financing statements reflecting such sale and assignment will be filed. However, if another person acquired possession of the motor vehicle retail installment contracts, under some circumstances collections on those receivables would not be available to make payments on the securities.

SERVICING

THE SERVICER

We discuss in general terms the servicer and its experience in originating and servicing retail motor vehicle receivables under the “Sponsor, Originator, Depositor and Servicer” section. Under this “Servicing” section, we describe the material terms of the Sale and Servicing Agreement under which CFSA will service the receivables of a trust.

Unless otherwise stated in the prospectus supplement, there have been no material changes in the servicer’s policies or procedures for its servicing of retail motor vehicle receivables during the three years preceding the date of that prospectus supplement.

ACCOUNTS

With respect to each trust, the servicer will establish and maintain with the related indenture trustee one or more accounts, in the name of the indenture trustee on behalf of the securityholders of that series (the “Deposit Account”). The servicer will deposit the collections on a trust’s receivables into the trust’s Deposit Account as described under “— Collections” below. The applicable trustee will apply available funds in a Deposit Account to pay the trust’s expenses and to make payments on its securities. If a trust has reserve funds, they will be held in its Deposit Account. As described under “Sale Provisions” a trust that has a Funding Period will have a Pre-Funding Account. The prospectus supplement will describe any other accounts that a trust may have. Except to the extent, if at all, covered under the annual accountants attestation report described below under “— Evidence as to Compliance”, there will not be any independent verification of a trust’s accounts or the activity in those accounts.

Funds in any account of a trust will be invested in Eligible Investments. “Eligible Investments” are generally limited to investments acceptable to the hired NRSROs as being consistent with the ratings of those securities. Eligible Investments may include motor vehicle retail sale contracts. Except as described below or in the related prospectus supplement, Eligible Investments are generally limited to obligations or securities that mature on or before the next payment date for such series. However, to the extent permitted by the hired NRSROs for a series, funds in any reserve funds for such series may be invested in securities that will not mature prior to the next payment date and will not be sold to meet any shortfalls. Thus, the amount of available cash in any reserve funds at any time may be less than the balance of the reserve funds. If the amount required to be withdrawn from any reserve funds to cover shortfalls in collections on the receivables for the related series (as provided in the related prospectus supplement) exceeds the amount of cash available in the reserve funds, a temporary shortfall in the amounts distributed to the securityholders of that series could result. Those shortfalls could, in turn, increase the average life of those securities. Except as otherwise specified in the related prospectus supplement, investment earnings on funds in the Deposit Account during the related Collection Period, if any, net of losses and investment expenses shall be deposited in the Deposit Account on each payment date and shall be treated as collections of interest on the related receivables.

Any account for a trust will be maintained as an Eligible Deposit Account. An “Eligible Deposit Account” is any segregated account with an Eligible Institution or an institution otherwise acceptable to the hired NRSROs. An “Eligible Institution” means (a) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) which has either (A) a long-term unsecured debt rating acceptable to the hired NRSROs or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the hired NRSROs and (ii) whose deposits are insured by the FDIC or (b) the corporate trust department of the related indenture trustee or owner trustee.

SERVICING PROCEDURES

The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by any trust and will, consistent with the related Sale and Servicing Agreement, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself or others.

While the obligor is obligated under the installment sale contract to maintain physical damage insurance on the financed vehicle, the servicer is not obligated to, and does not, monitor whether the obligor is maintaining that insurance.

Collection policies and procedures

Account statements are mailed to retail customers monthly 19 days before the scheduled due date. Account delinquency data is directed to collection software that tracks and monitors delinquency status. A risk-based collection system assigns a risk level and treatment plan to each account according to its behavioral score.

Telephone collection intervention can begin as early as two days after the due date for a delinquent payment. Predictive and preview dialer campaign services assist with this process for delinquent accounts generally up to 90 days past due. Assessment of risk with respect to delinquent obligors is ongoing throughout the collection process on each individual account. As a general rule, repossession to remedy the delinquency is undertaken when the receivable is between 45 and 60 days past due. All repossessions must be authorized by the collections manager and be in compliance with all consumer protection laws and regulations.

Application of various technologies is intended to promote both efficiency and effectiveness of the collection process. Following are the various supplemental applications used to facilitate the collection process.

Application	Function
Automated Call Director (ACD)	Balances available collection agents between inbound and outbound collection calls

Skip Trace Technology	Provides access to databases that offer current address and telephone information on customers that have relocated

Automated Dialer	Provides automated dialing features plus optimizer and virtual messaging

Risk Based Scoring	Provides risk assessment based on historical data such as payment history

Virtual Campaigns and Messaging	Provides agentless interaction and payment options for customers upon verification of identity

Financial Agent Workbench	Provides account information required for collection agents to discuss and resolve delinquency

Imaging System	Allows collection agents to view customer account documents online

Multiple Payment Options	Enables on-the-spot phone pay transactions to cure delinquency at the time of telephone contact

Automated Extensions	Streamlines the account extension process

Mail Tracking System	Electronic notification from the US Post Office when a customer places a CFSA remittance in the U.S. mail

Quality Monitoring System	Facilitates coaching critical collection behaviors necessary to produce effective telephone contacts

Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. Generally, upon such an extension or modification, the contract is no longer considered delinquent. In addition, the servicer may permit a “promotional” extension, such as a holiday extension in December, for certain obligors. Some of these arrangements may result in the servicer purchasing the receivable for the Repurchase Amount. The servicer is also obligated to repurchase a receivable for the Repurchase Amount if the servicer does not maintain the security in the related financed vehicle in the manner required by the Sale and Servicing Agreement. The servicer in its discretion may also waive the payment of any late payment charge or any other fee due from an obligor.

Repossessions.  CFSA believes that repossession should only occur after all collection techniques have been exhausted, or in those cases where the collateral is in jeopardy (e.g., there is a likelihood that the customer will become a skip account). Some customers will voluntarily surrender a vehicle when they are no longer able to pay.

Collateral is not typically repossessed until the account becomes more than 30 days past due. A supervisory collection employee reviews each account before it is assigned for repossession. Upon repossession of the vehicle, a legal notice containing redemption instructions is sent. If the obligor forgoes the opportunity to redeem the vehicle, it is transported to the appropriate auction for disposal. CFSA representatives inspect the vehicle and perform any necessary reconditioning or repairs to prepare the vehicle for sale. Proceeds from the sale, net of auction fees and reconditioning and other costs, are applied to the account. A deficiency balance is then established, billed to the debtor and referred to the CFSA Deficiency Recovery Center (“DRC”) for action. In the event a vehicle cannot be recovered by a repossession agent, skip tracing specialists attempt to locate the debtor and/or the collateral.

Charge-offs.  CFSA policy requires that a retail account be charged-off under the following circumstances:

•	after 120 days of delinquency if the vehicle is not repossessed, and

•	the customer has not filed bankruptcy

The servicer may sell the financed vehicle securing a defaulted receivable at public or private sale, or take any other action permitted by applicable law. Refer to the “Certain Legal Aspects of the Receivables” section. If the obligor has filed for bankruptcy, bankruptcy laws may limit the actions that the servicer would otherwise take. See “Certain Legal Aspects of the Receivables — Other Limitations”.

Any deficiencies remaining, after repossession and sale of the vehicle after the full charge-off of the contract, are pursued by CFSA to the extent practicable and legally permitted. Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full, settled in full, or become impractical to pursue.

COLLECTIONS

The servicer will deposit into the Deposit Account collections on the receivables received by it during the Collection Period on the payment date following that Collection Period. A “Collection Period” is a calendar month unless otherwise specified in the prospectus supplement. If at any time any of the following conditions are true, the servicer must deposit collections on the receivables for that series into its Deposit Account within two business days of receipt. The conditions are: (i) CFSA is no longer the servicer, or (ii) a Servicer Default exists, or (iii) any other condition to making deposits monthly as may be specified by the hired NRSROs or set forth in the related prospectus supplement is no longer satisfied. Pending deposit into the Deposit Account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate Repurchase Amount with respect to receivables purchased by the servicer.

NO ADVANCES

Unless otherwise provided in the related prospectus supplement, the servicer will not make advances of delinquent payments on the receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

Unless otherwise specified in the prospectus supplement for any series, the servicer will be entitled to receive the servicing fee for each Collection Period in an amount equal to a specified percentage per month of the total receivables principal balance for such series as of the first day of that Collection Period (the “servicing fee”). The priority of payment of the servicing fee will be set forth in the prospectus supplement.

Unless otherwise provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related receivables. The servicer will be entitled to reimbursement from such trust for certain liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer’s normal practices and procedures.

The servicing fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of collections and disposition of defaults and policing the collateral. The servicing fee also will compensate the servicer for administering the particular receivables pool, including accounting for collections and furnishing monthly and annual statements to the related owner trustee and indenture trustee with respect to distributions and generating federal income tax information for such trust and for the related securityholders. The servicing fee also will reimburse the servicer for certain taxes, the fees of the related owner trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering a receivables pool.

REPORTS TO SECURITYHOLDERS

On or prior to each payment date, the servicer will prepare and provide to the indenture trustee and owner trustee for each series a statement to be made available to the securityholders of that series on such payment date. The statement for a series will contain the following information for the current payment date or the period since the prior payment date:

(i)	the amount of principal paid on each class of securities;

(ii)	the amount of the interest paid on each class of securities;

(iii)	the total principal balance of the receivables as of the close of business at the beginning and at the end of the related Collection Period;

(iv)	the outstanding principal balance of each class of securities, both before and after giving effect to all principal payments on that payment date;

(v)	the amount of the servicing fee paid to the servicer, the backup servicer fee, the servicer transition costs (if any) and the additional servicing fee paid to the successor servicer (if any), with respect to the related Collection Period;

(vi)	the interest rate or pass through rate for the current Interest Reset Period for any class of notes or certificates of such series with variable or adjustable rates;

(vii)	the amount of the aggregate realized losses, if any, for the related Collection Period;

(viii)	any shortfalls in the payments due on that payment date;

(ix)	the total Repurchase Amounts, if any, for receivables that were repurchased by the depositor or the servicer during such Collection Period;

(x)	the balance of the reserve funds, if any, on that payment date and the required amount, if any, of those reserve funds;

(xi)	during the related Funding Period, if any, the remaining Pre-Funded Amount; and

(xii)	for the first such date that is on or immediately following the end of the Funding Period, if any, the amount of any related remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of such series.

The depositor will also post these reports on its website at investor.chryslerfinancial.com.

Each amount set forth pursuant to subclauses (i) and (ii) with respect to each security of any series will be expressed both in total and as a dollar amount per $1,000 of the initial principal balance of that security.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during such calendar year has been a securityholder with respect to that trust and received any payment thereon a statement containing certain information needed in the preparation of federal income tax returns of that securityholder. Refer to “Certain Federal Income Tax Consequences”.

REPORTS TO BE FILED WITH THE SEC

The depositor will file for each trust the reports required under the Securities Act of 1933, as amended, and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. These reports include but are not limited to:

•	Reports on Form 8-K (Current Report), following the issuance of the series of securities of the trust, including as exhibits to the Form 8-K (i) the agreements or other documents specified in the related prospectus supplement, if applicable and (ii) the opinions related to the tax consequences and the legality of the securities being issued that are required to be filed under applicable securities laws;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related payment date. The content of a report on Form 10-D will be substantially similar to the information to be furnished under “— Reports to Securityholders” above; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits. The annual report will include the servicer’s report on its assessment of compliance with servicing criteria and the accountants’ attestation report on such assessment described below under “— Evidence as to Compliance.”

It is anticipated that the depositor will not post these reports on any website.

The depositor does not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a trust following completion of the reporting period required by Rule 15d-1 and Rule 15d-22 under the Securities Exchange Act of 1934. The reports and any information included in a report will neither be examined nor, except to the extent of the accountants’ attestation report referred to above, reported on by an independent public accountant. Each trust will have a separate file number assigned by the SEC, which may not be available until filing of the final prospectus supplement for the trust. Reports filed with respect to a trust with the SEC after the final prospectus supplement is filed will be available under trust’s specific number, which will be a series number assigned to the file number of the depositor, which is 333-163025.

STATEMENTS TO TRUSTEES

Prior to each payment date or payment date with respect to each series of securities, the servicer will provide to the applicable trustees a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of such series described under “— Reports to Securityholders”.

EVIDENCE AS TO COMPLIANCE

Each Sale and Servicing Agreement will require that the servicer provide annually to the indenture trustee and the owner trustee a report on its assessment of compliance during the previous calendar year with specified servicing criteria. The servicing criteria generally include four categories:

•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

The report is required to disclose any material instance of noncompliance with the servicing criteria.

Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the indenture trustee and owner trustee an attestation as to whether the servicer’s assessment of its compliance with the applicable servicing criteria referred to in the preceding paragraph is fairly stated in all material respects, or a statement that the firm cannot express that view.

Under each Sale and Servicing Agreement the servicer will also be obligated to deliver annually to the indenture trustee and owner trustee a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations in all material respects under the Sale and Servicing Agreement throughout the preceding calendar year (or, in the case of the first such certificate, from the Closing Date). However, if there has been a default in the fulfillment of any such obligation in any material respect, the certificate will describe each such default. The servicer has agreed to give each indenture trustee and each owner trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement.

Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

CUSTODY OF RECEIVABLES DOCUMENTATION

To facilitate the servicing of the receivables, the servicer will retain physical possession of the retail installment contracts and related documentation, including certificates of title. The servicer does not physically segregate the documents for contracts owned by a trust from the documents for contracts owned by other trusts, other entities or the servicer itself. However, retail installment sale contracts owned by a trust will be marked on the computer records of CFSA as owned by that trust.

CERTAIN MATTERS REGARDING THE SERVICER; LIMITATION ON LIABILITY

Each Sale and Servicing Agreement will provide that CFSA may not resign from its obligations and duties as servicer thereunder, except upon determination that CFSA’s performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or owner trustee, as applicable, or a successor servicer has assumed CFSA’s servicing obligations under the Sale and Servicing Agreement. Any successor servicer (other than the applicable trustee) must satisfy the requirements described under “— Rights Upon Servicer Default” below.

Each Sale and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or for errors in judgment. However, neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

Each of the following entities will automatically become the successor servicer under a Sale and Servicing Agreement:

•	any entity into which the servicer may be merged or consolidated, or

•	any entity resulting from any merger or consolidation to which the servicer is a party, or

•	any entity succeeding to the business of the servicer, or

•	any entity 50% or more of the ownership interest in which is owned, directly or indirectly, by CGI Holding LLC and which assumes the servicer’s obligations.

Such successor must assume the obligations of the servicer under the Sale and Servicing Agreement.

SERVICER DEFAULT

Except as otherwise provided in the related prospectus supplement, “Servicer Default” under each Sale and Servicing Agreement will consist of

•	any failure by the servicer to deliver to the applicable trustee for deposit in any of the related trust accounts any required payment or to direct the applicable trustee to make any required distributions therefrom, which failure continues unremedied for five business days after written notice from the applicable trustee is received by the servicer or after discovery of such failure by the servicer;

•	any failure by the servicer or the depositor, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the servicer or the depositor, as the case may be, by the applicable trustee or (B) to the servicer or the depositor, as the case may be, and to the applicable trustee by holders of notes or certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding notes or certificates; and

•	the occurrence of an Insolvency Event with respect to the depositor, the servicer or Residual Holdco.

“Insolvency Event” means, with respect to any person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such person and certain actions by such person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

In the case of any trust that has issued notes, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of the notes evidencing not less than a majority of principal amount of such notes then outstanding may terminate all the rights and obligations of the servicer under such Sale and Servicing Agreement. Such indenture trustee or a successor servicer appointed by such indenture trustee or holders of notes will succeed to all the responsibilities, duties and liabilities of the servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the indenture trustee, the noteholders, the owner trustee or the certificateholders from effecting a transfer of servicing. If the indenture trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor who, among other requirements has a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Unless otherwise specified in the applicable prospectus supplement, the indenture trustee or owner trustee may make arrangements for compensation to be paid to the successor that is not greater than the servicing compensation to the servicer under such Sale and Servicing Agreement.

The terminated servicer is obligated to cooperate with the successor servicer in transferring documentation and any accounts related to the receivables that are held by it to the successor servicer. The terminated servicer is responsible for the costs of such transfer. Unless otherwise specified in the applicable prospectus supplement, a trust will not set aside any funds to cover the costs of such a transfer.

WAIVER OF PAST SERVICER DEFAULTS

The holders of notes of a series evidencing at least a majority in principal amount (or such larger amount as may be specified in the related prospectus supplement) of the then outstanding notes of the series may, on behalf of all noteholders and certificateholders of that series, waive any Servicer Default in the performance of its obligations under the related Sale and Servicing Agreement and its consequences. However, they cannot waive a Servicer Default in making any required deposits to or payments from any of the trust accounts in accordance with such Sale and Servicing Agreement. Holders of a majority of the principal balance of the certificates of a series have similar rights with respect to a default by the Servicer that does not adversely affect the noteholders of the series.

THE INDENTURE

INDENTURE

A trust will issue its notes pursuant to an indenture (an “Indenture”) with the applicable indenture trustee.

Modification of Indenture

With respect to each trust that has issued notes pursuant to an Indenture, the trust and the indenture trustee may, with the consent of the holders of a majority of the outstanding notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders.

Unless otherwise specified in the related prospectus supplement with respect to a series of notes, without the consent of the holder of each such outstanding note affected thereby, no supplemental indenture will:

•	change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such note or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;

•	reduce the percentage of the aggregate amount of the outstanding notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture;

•	modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable trust, any other obligor on such notes, the depositor or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding amount of such notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables allocated to such series if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of such series;

•	decrease the percentage of the aggregate principal amount of such notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the notes of such series necessary to amend such Indenture or certain other related agreements; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the trust property securing such notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such Indenture.

The trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such noteholders; provided that such action will not materially and adversely affect the interest of any such noteholder. Also, the trust and the indenture trustee may enter into a supplemental indenture, without the consent of any noteholder, to evidence any successor to the trust that is permitted under the Indenture, to add to the covenants of the trust for the benefit of the noteholders, to transfer or pledge trust assets to the indenture trustee, to cure any ambiguity or mistake, or to make the Indenture consistent with the related prospectus and prospect supplement so long as such action does not adversely affect the interest of the noteholders, to provide for a successor indenture trustee or a co-trustee or to include or modify provisions to qualify the indenture under the Trust Indenture Act.

Events of Default; Rights upon Event of Default.

With respect to the notes of a series, unless otherwise specified in the related prospectus supplement, “Events of Default” under the related Indenture will consist of:

•	a default for five days (or for such other longer period specified in the related prospectus supplement) or more in the payment of any interest on any such note;

•	a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable;

•	a default in the observance or performance of any covenant or agreement of the applicable trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such trust by the applicable indenture trustee or to such trust and such indenture trustee by the holders of at least 25% in principal amount of such notes then outstanding;

•	any representation or warranty made by such trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such trust by the applicable indenture trustee or to such trust and such indenture trustee by the holders of at least 25% in principal amount of such notes then outstanding; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust.

The amount of principal required to be paid to noteholders of a series under the related Indenture will generally be limited to amounts available in the applicable Deposit Account and allocated for distribution to such noteholders. Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for such class of notes.

If an Event of Default with respect to the notes of any series should occur and continue, the related indenture trustee or holders of a majority in principal amount of such notes then outstanding may declare the principal of such notes to be immediately due and payable. Unless otherwise specified in the related prospectus supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such notes then outstanding.

If the notes of any trust are due and payable following an Event of Default with respect thereto, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the trust’s receivables or elect to have the trust maintain possession of such receivables and continue to apply collections on such receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related prospectus supplement, however, such indenture trustee is prohibited from selling the related receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days (or such longer period specified in the related Indenture) or more in the payment of any interest on any note of such series, unless

•	the holders of all the outstanding notes of such trust consent to such sale,

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or

•	such indenture trustee determines that the proceeds of such receivables would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and such indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such notes.

Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, such indenture trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such notes, if such indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee in respect of such series, and the holders of a majority in principal amount of such notes then outstanding may, in certain cases, waive any default with respect to such notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding notes.

Unless otherwise specified in the related prospectus supplement, no holder of a note of any series will have the right to institute any proceeding with respect to the related Indenture, unless

•	such holder has given to the applicable indenture trustee prior written notice of a continuing Event of Default,

•	the holders of not less than 25% in principal amount of the outstanding notes of such series have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee,

•	such holder or holders have offered such indenture trustee reasonable indemnity,

•	such indenture trustee has for 60 days failed to institute such proceeding, and no direction inconsistent with such written request has been given to such indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

In addition, each indenture trustee and the holders of a series of notes, by accepting such notes, will covenant, to the extent legally enforceable, that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law and that they do not have.

If any Event of Default (or an event that, with notice or the passage of time or both, would be an Event of Default) occurs and is continuing and is known to the officer of the indenture trustee who has direct responsibility for the indenture trustee’s administration of the Indenture, the indenture trustee will mail to each noteholder a notice of that default within 90 days after it occurs. However, unless the default is a default in the payment of principal or interest, the indenture trustee may withhold such notice if and so long as a committee of its officers in good faith determines that withholding the notice is in the interests of the noteholders.

For any series, neither the related indenture trustee nor the related owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on such notes or for the agreements of such trust contained in the applicable Indenture.

Certain Covenants

Each Indenture will provide that the related trust may not consolidate with or merge into any other entity, unless

•	the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

•	such entity expressly assumes such trust’s obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of such trust under the Indenture,

•	no Event of Default shall have occurred and be continuing immediately after such merger or consolidation,

•	such trust has been advised that the rating of the notes or the certificates of such series then in effect would not be reduced or withdrawn by the hired NRSROs as a result of such merger or consolidation and

•	such trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal income tax consequence to the trust or to any related noteholder or certificateholder.

No trust will, among other things,

•	except as expressly permitted by its documents, sell, transfer, exchange or otherwise dispose of any of its property,

•	claim any credit on or make any deduction from the principal and interest payable in respect of its notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the trust,

•	dissolve or liquidate in whole or in part,

•	permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under such Indenture except as may be expressly permitted thereby or

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden such trust property or any part thereof, or any interest therein or the proceeds thereof.

No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled “The Trust”. No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the series of notes issued by it and the related Indenture, pursuant to any advances made to it by the servicer or otherwise in accordance with its documents.

GRANT OF A SECURITY INTEREST IN THE RECEIVABLES

The Indenture to which a trust is a party will create a security interest in the receivables owned by that trust in favor of the related indenture trustee on behalf of the related noteholders. The trust will perfect such security interest by filing a financing statement under the uniform commercial code with the appropriate authority in the State of Delaware. The trust will be obligated to maintain such perfected security interest.

ANNUAL COMPLIANCE STATEMENT

Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE’S ANNUAL REPORT

The indenture trustee for each series of notes will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

An Indenture will be discharged with respect to the trust property securing a series of notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

THE INDENTURE TRUSTEE

The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the trust will be obligated to appoint a successor trustee for such series. A trust may also remove any such indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related Indenture or if such indenture trustee becomes insolvent, has a receiver or other public official appointed for it or its property or otherwise becomes incapable of acting. In such circumstances, the trust will be obligated to appoint a successor indenture trustee. Any resignation or removal of the indenture trustee for any series of notes does not become effective until acceptance of the appointment by the successor trustee for such series. To be eligible to act as indenture trustee an entity must satisfy section 310(a) of the Trust Indenture Act of 1939, as amended, have a combined capital and surplus of at least $50,000,000 and have time deposits or other obligations rated at a level that is acceptable to the hired NRSROs. The administrator is responsible for the expenses incurred in changing an indenture trustee.

The indenture trustee is obligated to perform only those duties that are specifically assigned to it in the Indenture. If an Event of Default has occurred and is continuing, the indenture trustee is required to exercise its rights under the Indenture and use the same degree of skill and care in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The indenture trustee may conclusively rely on certificates and opinions furnished to it in accordance with the Indenture. The Indenture does not require the indenture trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The indenture trustee is not liable for any error of judgment made by it in good faith. The indenture trustee will not be liable with respect to any action it takes or omits to take pursuant to directions from the holders of a majority in principal amount of the controlling class of notes.

We describe many of the duties of the indenture trustee under the Indenture and the limitations on those duties above in this section “The Indenture”. Also, upon receipt of instructions from the servicer for a payment date, the indenture trustee will apply the funds in the accounts of a trust to pay specified expenses of the trust and to make payments of the securities of that trust.

Each trust is obligated to indemnify, or to cause the administrator to indemnify, the indenture trustee against any and all loss, liability and expense in connection with the performance of its duties under the Indenture, except for any loss, liability or expense incurred through the indenture trustee’s own willful misconduct, negligence or bad faith. Any indemnification payments made by a trust would reduce the amount available to make payments on its securities.

The indenture trustee will be a financial institution with which the depositor and its affiliates may have other banking relationships in the ordinary course of their businesses. In some instances the indenture trustee may be acting in a similar capacity for other asset-backed transactions of the depositor for similar or other asset types. The indenture trustee will charge fees for its services as such and such fees will be payable by the servicer.

MISCELLANEOUS PROVISIONS OF PRINCIPAL DOCUMENTS

AMENDMENT

Unless otherwise provided in the related prospectus supplement, each of a trust’s principal documents may be amended by the parties thereto, without the consent of the related noteholders or certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of any of those agreement or of modifying in any manner the rights of such noteholders or certificateholders so long as such action will not, in the opinion of counsel satisfactory to the related owner trustee or indenture trustee, as applicable, materially and adversely affect the interest of any such noteholder or certificateholder. Unless otherwise specified in the related prospectus supplement, those agreements may also be amended by the depositor, the servicer, the backup servicer (if any), the related owner trustee and any related indenture trustee with the consent of the holders of notes evidencing at least a majority in principal amount of then outstanding notes, if any, of the related series and the holders of the certificates of such series evidencing at least a majority of the principal amount of such certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of those agreements or of modifying in any manner the rights of such noteholders or certificateholders. However, no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (ii) reduce the aforesaid percentage of the notes or certificates of such series that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series. An Indenture may also be amended or supplemented as described under “The Indenture — Modification of the Indenture”.

THE OWNER TRUSTEE

The owner trustee for each trust will be specified in the related prospectus supplement. The owner trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of such owner trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement, as applicable. The depositor will reimburse and indemnify the owner trustee for all liabilities, losses, damages and expenses that are incurred by the owner trustee or arise out of its actions in connection with the trust, except where such liabilities, losses, damages or expenses arise from the owner trustee’s willful misconduct or negligence. The owner trustee will not be liable for any error in judgment made in good faith and will not be liable for any action taken at the direction of the administrator or any certificateholder. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured.

An owner trustee may resign at any time, in which event the servicer will be obligated to appoint a successor owner trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement or if the owner trustee becomes insolvent. In such circumstances, the administrator will be obligated to appoint a successor owner trustee. Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment by the successor owner trustee. To be eligible to be an owner trustee a financial institution must have trust powers, have a combined capital and surplus of at least $50,000,000, be subject to supervision by state or federal authorities and have time deposits or other obligations that are rated at a level that is acceptable to the hired NRSROs. The administrator will be responsible for the expenses of changing an owner trustee.

The owner trustee is not required to give any certificateholder or other person notice of any event of default under any of the documents relating to the trust.

The owner trustee is required to deliver to the certificateholders information required by the Code that is necessary for the preparation of their tax returns as they relate to the certificates. The holders of a majority interest in the certificates issued by a trust may direct the actions to be taken by the related owner trustee so long as such actions are not contrary to the provisions of the trust agreement or any document to which the trust is a party.

Under the Administration Agreement CFSA, as administrator, is obligated to perform on behalf of the owner trustee all of the administrative obligations of the owner trustee under the trust agreement. The owner trustee shall not have any liability for those obligations that the administrator has agreed to perform.

The owner trustee of a trust will be a financial institution or trust company with which the depositor and its affiliates may have other banking relationships in the ordinary course of their businesses. In some instances the owner trustee may be acting in similar capacities for other asset-backed transactions of the depositor for similar or other asset types. The owner trustee will charge fees for its services as such and such fees will be payable by the servicer.

INSOLVENCY EVENT

Each Trust Agreement will provide that the applicable owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related trust without the unanimous prior approval of all certificateholders or holders of the residual interest, as applicable (including, in some cases, Residual Holdco) of such trust and the delivery to the owner trustee by each such certificateholder or holder, as applicable (including, in some cases, Residual Holdco) of a certificate certifying that such certificateholder or holder, as applicable, reasonably believes that such trust is insolvent.

PAYMENT OF NOTES

Upon the payment in full of all outstanding notes of a series and the satisfaction and discharge of the related Indenture, the related owner trustee will succeed to all the rights of the indenture trustee, and the certificateholders of such series will succeed to all the rights of the noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

With respect to each series, the obligations of the servicer, the backup servicer (if any), the depositor, the related owner trustee and the related indenture trustee, if any, pursuant to the principal agreements of the trust will terminate upon the earliest of

•	the maturity or other liquidation of the last related receivable included in the trust property and the disposition of any amounts received upon liquidation of any such remaining receivables,

•	the payment to noteholders, if any, of such series and the certificateholders of all amounts required to be paid to them pursuant to the Sale and Servicing Agreement and the Indenture, and

•	the occurrence of either event described below.

In order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from each trust, as of the end of any applicable Collection Period, if the total outstanding principal amount of the receivables in a series is 10% (or such other percentage specified in the related prospectus supplement) or less of the total principal amount of the receivables as of the cut-off date for the series. The purchase price will equal the aggregate of the Repurchase Amounts for the receivables as of the end of such Collection Period.

If and to the extent provided in the related prospectus supplement with respect to a trust, the applicable trustee will, within ten days following a payment date as of which the total principal amount of the receivables in a series is equal to or less than the percentage of the total principal amount of the receivables as of the cut-off date for the series specified in the related prospectus supplement, solicit bids for the purchase of such receivables, in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the applicable trustee receives satisfactory bids as described in such prospectus supplement, then such remaining receivables will be sold to the highest bidder.

As more fully described in the related prospectus supplement, any outstanding notes of the related series will be redeemed concurrently with either of the events specified above. The subsequent distribution to the related certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement will effect early retirement of those certificates.

ADMINISTRATION AGREEMENT

CFSA, in its capacity as administrator (the “administrator”), will enter into an agreement (as amended and supplemented from time to time, an “Administration Agreement”) with each trust that issues notes and the related indenture trustee. The administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations of the trust required by the related Indenture. The administrator will also be required to perform the administrative obligations of the owner trustee under the Trust Agreement. The administrator is not obligated in any way to make payments in respect of the receivables or the securities. As compensation for the performance of the administrator’s obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount equal to $200 per month (or such other amount as specified in the related prospectus supplement) with respect to each series of notes (the “Administration Fee”), which fee will be paid by the servicer. The administrator may resign from its duties under the Administration Agreement, and may be removed with or without cause, upon the applicable required notice. If a successor servicer is appointed, such successor servicer will become the administrator.

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN VEHICLES

The retail installment sales contracts and direct loans evidencing the receivables also grant security interests in the financed vehicles under the applicable UCC. Perfection of security interests in the automobiles and light duty trucks financed by the depositor is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables have been originated, a security interest in automobiles and light duty trucks is perfected by obtaining the certificate of title to the financed vehicle or a notation of the secured party’s lien on the vehicles’ certificate of title. (In Louisiana, a copy of the installment sale contract must also be filed with the appropriate governmental recording office).

All contracts originated or acquired by the depositor name the depositor as obligee or assignee and as the secured party. The depositor also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect the depositor’s security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle’s certificate of title. Because the depositor continues to service the contracts, the obligors on the contracts will not be notified of the sale to a trust. No action will be taken to record the transfer of the security interest from the depositor to a trust by amendment of the certificates of title for the financed vehicles or otherwise.

The depositor will assign its security interests in the financed vehicles securing the related receivables to each trust pursuant to the related Sale and Servicing Agreement. However, because of the administrative burden and expense, neither the depositor nor the related owner trustee will amend any certificate of title to identify a trust as the new secured party on the certificate of title relating to a financed vehicle. Also, the depositor will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the trust pursuant to the related Sale and Servicing Agreement. Refer to “Sale Provisions”.

In most states, an assignment such as that under each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds thereby to the assignor’s rights as secured party. However, by not identifying a trust as the secured party on the certificate of title, the security interest of a trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the depositor or administrative error by state or local agencies, the notation of the depositor’s lien on the certificates of title will be sufficient to protect a trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the depositor failed to obtain or assign to a trust a perfected security interest, the security interest of that trust would be subordinate to, among others, the interests of subsequent purchasers of the financed vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of the depositor under the related Sale and Servicing Agreement and would create an obligation of the depositor to repurchase the related receivable unless the breach were cured. Refer to “Sale Provisions” and “Risk Factors — Trusts May Not Have a Perfected Security Interest in Certain Financed Vehicles”.

Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof reregisters the vehicle in the new state. A majority of states generally require surrender of a certificate of title to reregister a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle. If a vehicle is registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each Sale and Servicing Agreement the servicer is obligated to take appropriate steps to maintain perfection of security interests in the financed vehicles and is obligated to purchase the related receivable if it fails to do so.

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle. Under each Sale and Servicing Agreement the depositor will represent to the related trust that, as of the date the related receivable is sold to the trust, each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such financed vehicle. However, liens for repairs or taxes could arise, or the confiscation of a financed vehicle could occur, at any time during the term of a receivable. No notice will be given to the owner trustee, any indenture trustee or any securityholders in respect of a trust if such a lien arises or confiscation occurs.

REPOSSESSION

In the event of default by a vehicle purchaser, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court. The vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, payment of delinquent installments is sufficient.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness; others do not. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle. If no such lien holder exists and there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

MATERIAL BANKRUPTCY CONSIDERATIONS

In structuring the transactions contemplated by this prospectus, the depositor has taken steps that are intended to make it unlikely that a voluntary or involuntary petition or other application for relief by or against the depositor under the United States Bankruptcy Code or similar applicable state laws (collectively, “Insolvency Laws”) will result in the consolidation, pursuant to the doctrine of “substantive consolidation” that has developed in bankruptcy cases, of the assets and liabilities of Residual Holdco or a trust with those of the depositor. These steps include the formation of Residual Holdco as a wholly-owned, limited-purpose subsidiary pursuant to the Delaware Limited Liability Company Act and a limited liability company agreement containing limitations on the activities of Residual Holdco (including restrictions on the nature of Residual Holdco’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous written consent of its sole member and its two independent managers). The formation documents of each trust contain analogous provisions.

Each of Residual Holdco and any trust may still be eligible to file, or to have filed against it, a petition or other application for relief under Insolvency Laws, and delays in payments on the notes of a trust and possible reductions in the amounts of those payments could occur if:

1.	a court were to conclude that (a) the assets and liabilities of Residual Holdco should be consolidated with those of the depositor or (b) the assets and liabilities of such trust should be consolidated with those of Residual Holdco, as the case may be;

2.	a filing were made under any Insolvency Law by or against Residual Holdco or such trust; or

3.	an attempt were made to litigate any of the foregoing issues.

On the Closing Date for each series, the depositor will obtain a reasoned legal opinion that, in a case under the United States Bankruptcy Code in which the depositor or Residual Holdco is a debtor, a creditor or bankruptcy trustee of the depositor or Residual Holdco, as applicable, would not have valid grounds to request a court to disregard the separate legal existence of Residual Holdco or the trust for such series so as to cause the court in such case to order the substantive consolidation of, as applicable, (1) the assets and liabilities of Residual Holdco with the assets and liabilities of the depositor, or (2) the assets and liabilities of such trust with the assets and liabilities of Residual Holdco. This opinion will be subject to certain assumptions and qualifications, including an assumption that each of Residual Holdco and such trust will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of any other entity, refraining from having agreed to pay, or being liable for, the debts of other entities, and refraining from commingling its assets with those of other entities.

The depositor will represent and warrant that the sale of receivables by it to a trust is a valid sale. Notwithstanding the foregoing, if the depositor were to become a debtor in a bankruptcy case, a court could hold that the sale of receivables to the trust should instead be treated as a pledge of those receivables to secure a borrowing by the depositor. If the transfer of receivables to a trust is treated as a pledge instead of a sale, moreover, a tax or government lien on the property of the depositor arising before such transfer of a receivables to the trust may have priority over such trust’s interest in those receivables. In addition, while the depositor is also acting as servicer, cash collections on the receivables may be commingled with the funds of the depositor and, in the event of such bankruptcy of the depositor, the trust may not have a perfected security interest in those collections.

On the Closing Date for each series, the depositor will obtain a reasoned legal opinion to the effect that, in a case under the United States Bankruptcy Code in which the depositor is a debtor, a creditor or bankruptcy trustee of the depositor would not have valid grounds to request a court to characterize the transfer of receivables by the depositor to a trust as a pledge of those receivables by the depositor to the trust to secure a borrowing by the depositor, rather than as a sale or other absolute transfer of such receivables by the depositor to the trust, so as to cause the court to hold that that the receivables are therefore property of the depositor’s bankruptcy estate under section 541 of the United States Bankruptcy Code and, as a consequence, subject to the automatic stay provided under section 362 of the United States Bankruptcy Code. This opinion will be subject to certain assumptions and qualifications, including assumptions with respect to the relative value of the receivables transferred by the depositor and the consideration received by the depositor in exchange for the receivables, and the lack of any guaranty by, or other recourse to, the depositor with respect to the collections made on the receivables after the depositor transfers them to the trust.

There also may be other possible effects of a bankruptcy or insolvency of CFSA, Residual Holdco, or the trust that could result in delays or reductions in payments to you. For example, any action to enforce the transaction documents or the notes could be prohibited without the permission of the bankruptcy court, and the court may have the power to choose whether or not the terms of the transaction documents will continue to apply. In addition, the mere fact that CFSA, Residual Holdco, or the trust has become insolvent or has entered bankruptcy could have an adverse effect on the value of the receivables and the interests in financed vehicles and on the liquidity and the value of the notes.

CONSUMER PROTECTION LAWS

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables.

The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

Most of the receivables will be subject to the requirements of the FTC Rule. Accordingly, each trust, as holder of its receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

Under each Sale and Servicing Agreement the depositor will warrant to the related trust that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and such claim materially and adversely affects the trust’s interest in a receivable, such violation would constitute a breach of the warranties of the depositor under such Sale and Servicing Agreement and would create an obligation of the depositor to repurchase the receivable unless the breach is cured. Refer to “Sale Provisions”.

OTHER LIMITATIONS

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

SECURITY INTEREST IN THE RECEIVABLES

Physical Installment Sale Contracts.  Some of the receivables are evidenced by physical installment sale contracts, which are classified as “tangible chattel paper” under the Uniform Commercial Code (the “UCC”) in effect in the States of Michigan and Delaware. Pursuant to the UCC, the sale of chattel paper must be perfected in a manner similar to perfection of a security interest in chattel paper. In order to perfect a trust’s ownership interest in its receivables evidenced by physical installment sale contracts, the depositor will file UCC-1 financing statements with the appropriate governmental authorities in the State of Michigan. Under the sale and servicing agreement, the servicer will be obligated to maintain the perfection of the trust’s ownership interest in the receivables. However, a purchaser of tangible chattel paper who gives new value and takes possession of it in good faith, in the ordinary course of such purchaser’s business, and without knowledge that the purchase or security interest violates the rights of another owner or secured party, has priority over an ownership interest or security interest in the tangible chattel paper which is perfected by filing UCC-1 financing statements and not by possession. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the receivables from a review of the documents evidencing the receivables since they would not be marked to show such sale.

CERTAIN FEDERAL INCOME
TAX CONSEQUENCES

The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, traders in securities electing to mark their investment to market, U.S. expatriates, persons subject to the alternative minimum tax, investors whose functional currency is not the U.S. Dollar and persons holding notes or certificates as part of a position in a “straddle” or as part of a hedging transaction, constructive sale or conversion transaction for U.S. tax purposes. Unless otherwise specified, this summary does not address certain U.S. federal tax consequences other than U.S. federal income tax consequences (such as the estate tax, gift tax and the Medicare tax on net investment income). Unless otherwise specified, this summary does not deal with U.S. federal income tax consequences to non-U.S. persons. As used in this summary, the term “U.S. person” means a beneficial owner of a note or certificate that is: (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions (and certain other trusts as provided by U.S. Treasury regulations). The term “non-U.S. person” means a beneficial owner of a note or certificate that is not a U.S. person and is not an entity treated as a partnership for United States federal income tax purposes. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of a note or certificate, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of a note or certificate that is a partnership and partners in such partnership should consult their tax advisors about the United States federal income tax consequences of holding and disposing of the note or certificate, as the case may be.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of special federal tax counsel to each trust specified in the related prospectus supplement (“Federal Tax Counsel”), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to such trust.

The federal income tax consequences to certificateholders will vary depending on whether (i) an election is made to treat the trust as a partnership under the Code or (ii) all the certificates are retained by the depositor or an affiliate thereof.

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

Tax Characterization of the Trust as a Partnership

Federal Tax Counsel will deliver its opinion that a trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be subject to customary limitations and qualifications and will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness

The depositor will agree, and the noteholders will agree by their purchase of the offered notes (hereinafter, the “notes”), to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes will be characterized as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

Original Issue Discount

The discussion below assumes that all payments on the notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID regulations”) relating to original issue discount (“OID”), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes

Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a “Short-Term note”) may be subject to special rules. An accrual basis holder of a Short-Term note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term note). However, a cash basis holder of a Short-Term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term note until the taxable disposition of the Short-Term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term note is purchased for more or less than its principal amount.

Sale or Other Disposition

If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID (including de minimis OID) and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the U.S. federal tax consequences of the sale, exchange or other disposition of a note.

Non-U.S. Persons

Interest payments made or accrued on the notes will generally be considered “portfolio interest,” and a non-U.S. person that is an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf and whose income in respect of the notes is not effectively connected with the conduct of a U.S. trade or business will not be subject to U.S. federal income tax on interest paid or accrued on a note unless such non-U.S. person is an actual or constructive “10 percent shareholder” of the trust or the depositor (including a holder of 10% (measured by percentage interest) of the outstanding residual interest or certificates, as applicable), a “controlled foreign corporation” related to the trust or the depositor, or a bank receiving interest described in section 881(c)(3)(A) of the Code.

To qualify for the exemption from taxation, the withholding agent must have received a statement from the individual or corporation that:

•	is signed under penalties of perjury by the beneficial owner of the note,

•	certifies that such owner is not a U.S. person, and

•	provides the beneficial owner’s name and address.

The “withholding agent” is the last U.S. payor (or non-U.S. payor that is a qualified intermediary, U.S. branch of a foreign person or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. person (which itself is not a withholding agent). Generally, this statement is made on an IRS Form W-8BEN, which will be effective for the remainder of the year of signature plus three full calendar years, unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN.

A non-U.S. person that is an individual or a corporation holding the notes on its own behalf, whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business, will generally be taxed as if the holder were a U.S. person if the holder provides the withholding agent with an IRS Form W-8ECI.

A non-U.S. person other than an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership or foreign trust, the partners (or beneficiaries) rather than the partnership or trust, will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information. Certain securities clearing organizations, and other entities who are not beneficial owners, may provide a signed statement to the withholding agent in lieu of the beneficial owner’s signed statement. However, in such case, the signed statement may require a copy of the beneficial owner’s IRS Form W-8BEN or IRS Form W-8ECI (or the substitute form) to be attached.

If the interest paid or accrued on the notes is not portfolio interest, then it will be subject to U.S. federal income tax at graduated rates (if received by a non-U.S. person with effectively connected income that has provided a Form W-8ECI) or withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Generally, a non-U.S. person will not be subject to U.S. federal income tax on any amount which constitutes capital gain upon the sale, redemption, retirement or other taxable disposition of a note, unless such gain is derived from sources within the United States and such non-U.S. person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition or otherwise establishes a “tax home” in the United States. Certain other exceptions may be applicable, and a non-U.S. person holding a note should consult its tax advisor in this regard.

The notes will not be includible in the estate of a non-U.S. person that holds a note unless the individual is an actual or constructive “10 percent shareholder” of the depositor or the trust (including a holder of 10% (measured by percentage interest) of the outstanding residual interest or certificates, as applicable) or, at the time of such individual’s death, payments in respect of the note would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of a note to a registered owner that is not an exempt recipient and that fails to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities, such as tax exempt organizations, qualified pension and profit-sharing trusts, or individual retirement accounts generally are exempt recipients. Payments made in respect of the notes to a U.S. person must be reported to the IRS, unless the U.S. person is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. persons holding notes who are not exempt recipients.

In addition, upon the sale of a note to (or through) a broker, the broker must report the sale and withhold a portion of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that it is a non-U.S. person (and certain other conditions are met). Certification of the registered owner’s status as a non-U.S. person normally would be made on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the application of backup withholding to their individual circumstances.

Possible Alternative Treatments of the Notes

If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income”, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust as a Partnership

The depositor and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including Residual Holdco, in its capacity as recipient of distributions from the reserve funds), and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving, in some cases, the trust, the certificates, the notes, the depositor, Residual Holdco and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of Residual Holdco or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

The following discussion assumes that all payments on the certificates are denominated in U.S. dollars and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation

As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the pass through rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount and interest paid on the notes. All remaining taxable income of the trust will be allocated to the certificateholders. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the

IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Code.

An individual taxpayer’s share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium

It is believed that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination

Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets of the trust (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

Disposition of Certificates

Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees

In general, the trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust might be reallocated among the certificateholders. In some cases, CFSA (or one of its affiliates) is authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election

In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had. Except in certain circumstances where the trust’s basis in its assets exceeds the fair market value of the assets by a substantial amount, the tax basis of the trust’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

Taxation of U.S. Tax-Exempt Certificateholders

In general, U.S. persons that generally are exempt from taxation in the United States (“U.S. Tax-Exempt Shareholders”) are subject to tax in respect of any unrelated business taxable income (“UBTI”) they recognize. UBTI is defined generally as income from a trade or business regularly carried on by a tax-exempt entity that is unrelated to its exempt purpose. UBTI generally does not include dividends, interest and, with certain exceptions, gains or losses from the sale, exchange or other disposition of property.

Section 514 of the Code provides that a tax-exempt entity’s “debt-financed income” will be included in computing UBTI, regardless of whether such income would otherwise be excluded as dividends, interest or other similar income. Consequently, if a U.S. Tax-Exempt Shareholder’s acquisition of a certificate is debt-financed, all or a portion of such investor’s income attributable to the trust will be included in UBTI. In addition, if the trust borrows funds or otherwise incurs debt (for example, by issuing notes) that will result in some or all of the income of the trust being treated as debt-financed income under the UBTI rules, U.S. Tax-Exempt Shareholders should consult their tax advisors regarding all possible aspects of UBTI.

Administrative Matters

The Trust is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The Administrator will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K1. The trust will provide the Schedule K1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The certificateholder with the largest percentage interest will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust.

Tax Consequences to Foreign Certificateholders

It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to certificateholders that are non-U.S. persons (“foreign certificateholders”) because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at the highest rate applicable to corporations for foreign holders that are taxable as corporations and the highest rate applicable to individuals for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a certificateholder’s withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-8ECI, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.

Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust’s income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8BEN or other applicable form (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a foreign certificateholder generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest”. As a result, a foreign certificateholder will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign certificateholder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding

Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS IN WHICH ALL CERTIFICATES/RESIDUAL INTERESTS ARE RETAINED
BY THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR

Tax Characterization of the Trust

Federal Tax Counsel will deliver its opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by depositor or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be subject to customary limitations and qualifications and will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

Treatment of the Notes as Indebtedness

The depositor will agree, and the noteholders will agree by their purchase of offered notes (hereinafter, the “notes”), to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes will be classified as debt for federal income tax purposes. Assuming such characterization of the notes is correct, the federal income tax consequences to noteholders described above under the heading “Trusts for Which a Partnership Election Is Made — Tax Consequences to Holders of the Notes” would apply to the noteholders.

If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and more likely in the view of Federal Tax Counsel, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such notes. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income”, income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under “Trusts for which a Partnership Election Is Made — Tax Consequences to Holders of the Certificates” would apply to the holders of such notes.

CERTAIN STATE TAX CONSEQUENCES

The activities of servicing and collecting the receivables will be undertaken by the servicer, a Michigan limited liability company. Because of the variation in each state’s tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

* * *

The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder’s or certificateholder’s particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN ERISA CONSIDERATIONS

Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh Plans) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan. Certain governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws (“Similar Law”) that impose similar requirements. Such plans subject to Title I of ERISA, Section 4975, or Similar Law are referred to herein as “Plans”. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities — for example:

•	Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house asset managers”;

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts;

•	PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

•	PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

•	PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by independent “qualified professional asset managers”;

•	The exemption under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, which exempts certain transactions with service providers, other than fiduciaries, provided that the Plan pays no more than adequate consideration.

There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in the operation of the trust if, as described below, the assets of the trust were considered to include Plan assets.

ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to Title I of ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan’s investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

Pursuant to Department of Labor Regulation § 2510.3-101 (the “Plan Assets Regulation”), in general when a Plan acquires an equity interest in an entity such as a trust and such interest does not represent a “publicly offered security” or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an “operating company” or that equity participation in the entity by “benefit plan investors” is not “significant”. In general, an “equity interest” is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Pension Protection Act of 2006 added a new Section 3(42) to ERISA that defines the term “benefit plan investor” to include (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan as defined in Section 4975 of the Code that is subject to the provisions of Section 4975 of the Code (including, without limitation, an individual retirement account or Keogh plan) or (c) any entity whose underlying assets are deemed to include “plan assets” pursuant to the Plan Assets Regulation (as modified by Section 3(42) of ERISA) by reason of any such employee benefit plan’s or plan’s investment in the entity.

It is anticipated that certain of the notes issued by a trust may, and certificates issued by a trust will, be considered equity interests in the trust for purposes of the Plan Assets Regulation. Therefore, the assets of the trust could constitute plan assets if such notes and certificates were acquired by Plans. In such event, the fiduciary and prohibited transaction restrictions of ERISA and Section 4975 of the Code would apply to transactions involving the assets of the trust. As a result, except in the case of such notes and certificates with respect to which the Exemption is available (as described below), such notes and certificates generally shall not be transferred unless the owner trustee receives a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the applicable securities on behalf of or with the assets of a Plan (including assets that may be held in an insurance company’s separate or general accounts where assets in such accounts may be deemed “plan assets” for purposes of ERISA).

Unless otherwise specified in the related prospectus supplement, the offered notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of any Similar Law. The fiduciary should consider that if the owner of 50% or more of the certificates issued by a trust is a party in interest or disqualified person with respect to a Plan, then the trust will also be a party in interest or disqualified person of that Plan.

The depositor, the underwriter, the indenture trustee, or the owner trustee with respect to the trust or one of its affiliates may be the sponsor or the investment advisor with respect to one or more Plans. Because such an entity may receive certain benefits in connection with the sale of the securities, the purchase of securities using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available. Accordingly, any Plan for which the depositor, the underwriter, the indenture trustee, or the owner trustee or any of their respective affiliates

•	has investment or administrative discretion with respect to the Plan assets to be invested in the securities;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to those Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those Plan assets and will be based on the particular investment needs for the Plan; or

•	is an employer maintaining or contributing to such Plan

may not invest in the securities unless a prohibited transaction exemption applies.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code.

A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the investment will cause the assets of the trust to be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

CERTIFICATES

The following applies only to certain certificates (referred to herein as “Certificates”) issued by a trust.

The U.S. Department of Labor has granted to the lead underwriter named in the prospectus supplement an exemption (the “Exemption”) from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include fully-secured motor vehicle installment sales contracts. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

Among the conditions which must be satisfied for the Exemption to apply to the Certificates are the following:

1.	The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

2.	The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from either Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc. or DBRS;

3.	The owner trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

4.	The sum of all payments made to and retained by the underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services under the Sale and Servicing Agreement and reimbursement of the servicer’s reasonable expenses in connection therewith; and

5.	The Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. Mortgage loans or other secured receivables (the “Obligations”) supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date (the “Pre-Funding Period”), instead of being required to be either identified or transferred on or before the Closing Date. The relief is available when the pre-funding arrangements satisfy certain conditions.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements,

(i)	in the case of the acquisition of Certificates in connection with the initial issuance, at least fifty (50) percent of each class of Certificates in which Plans invest and of the aggregate equity interest in the trust are acquired by persons independent of the Restricted Group (as defined below),

(ii)	such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust,

(iii)	no Plan’s investment in any class of Certificates exceeds twenty-five (25) percent of all of the Certificates of that class outstanding at the time of the acquisition, and

(iv)	immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the depositor, any underwriter, the owner trustee, the indenture trustee, the servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, a provider of credit support to the trust, a swap counterparty or any affiliate of such parties (the “Restricted Group”).

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply.

Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of the Exemption (as amended) and the potential consequences in their specific circumstances, prior to making such investment. Also, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

PLAN OF DISTRIBUTION

On the terms and conditions set forth in one or more underwriting agreements for a series (collectively, the “Underwriting Agreement”), the depositor will agree to cause the related trust to sell to the underwriters named in the related prospectus supplement, and each of such underwriters will severally agree to purchase, the offered securities set forth in that prospectus supplement.

In an Underwriting Agreement for a series, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the offered securities if any of the offered securities are purchased.

Each prospectus supplement will either (i) set forth the price at which each class of offered securities will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and certificates or (ii) specify that the offered securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any offered securities, the public offering prices and concessions may be changed.

Each Underwriting Agreement will provide that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or otherwise, or contribute to payments the several underwriters may be required to make in respect thereof.

Each trust may, from time to time, invest the funds in its accounts in Eligible Investments acquired from the underwriters or the depositor.

Pursuant to the Underwriting Agreement for a series of securities, the closing of the sale of any class of offered securities will be conditioned on the closing of the sale of all other offered securities of that series.

The place and time of delivery for a series of securities will be set forth in the related prospectus supplement.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will, if applicable, represent and agree in the Underwriting Agreement for a series of notes that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes of that series to the public in that Relevant Member State prior to the publication of a prospectus in relation to such notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR43,000,000 and (3) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts;

(c)	at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter nominated by the issuing entity for any such offer; or

(d)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of notes referred to in (a) to (d) above shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of such notes to the public” in relation to the notes of any series in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State. The countries comprising the European Economic Area are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.

Each underwriter will, if applicable, represent and agree in the Underwriting Agreement for a series of notes that:

•	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell such notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of such notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act (the “FSMA”) by the issuing entity;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of such notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such notes in, from or otherwise involving the United Kingdom.

Until the distribution of the offered securities of a series is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase those securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of those securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

The underwriters may create a short position in the securities being offered by selling more offered securities than are set forth on the cover page of the related prospectus supplement. The underwriters may reduce that short position by purchasing those offered securities in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities of any trust. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

If you initially receive an electronic copy of the prospectus and prospectus supplement from an underwriter, you will receive a paper copy of the prospectus and prospectus supplement upon request to the underwriter.

Upon receipt of a qualifying request, the underwriter will promptly deliver a paper copy of the prospectus and prospectus supplement to you free of charge.

RATINGS

It is a condition to the issuance of the securities of each trust that they shall have been rated by each hired NRSRO.

The rating would be based on, among other things, the adequacy of the trust’s assets and any credit enhancement and will reflect the hired NRSRO’s assessment solely of the likelihood that holders of securities of the rated class will receive payments to which those securityholders are entitled under the related Indenture or Trust Agreement, as applicable. The rating will not constitute an assessment of the likelihood that principal prepayments on the receivables will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of an optional redemption of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each rating should be evaluated independently of any other price or suitability for a particular investor. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give you no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the hired NRSRO in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust’s assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

LEGAL OPINIONS

Certain legal matters relating to the securities of any series will be passed upon for the related trust and the depositor by Milbank, Tweed, Hadley & McCloy llp as to matters of New York law and Richards, Layton & Finger, P.A. as to matters of Delaware law.

INDEX OF PRINCIPAL TERMS

A
ACE	21
Additional Receivables	19
Administration Agreement	52
Administration Fee	52
administrator	52
APR	22
Available Funds	24
C
Cede	28
Certificates	71
CFSA	6
CGI Holding LLC	16
Closing Date	34
Code	58
Collection Period	38
cut-off date	19
D
DCFS	17
DCS	17
Definitive Securities	33
Deposit Account	35
DRC	38
DTC	10
E
Eligible Deposit Account	36
Eligible Institution	36
Eligible Investments	35
Euroclear Operator	31
Events of Default	45
Exemption	71
F
Federal Tax Counsel	58
FSMA	75
FTC Rule	56
Funding Period	19
I
Indenture	44
Insolvency Event	43
IRS	59
issuing entity	6
N
new partnership	64
non-U.S. person	58
O
Obligations	72
OID	59
OID regulations	59
old partnership	64
P
Participants	29
Plan Assets Regulation	70
Plans	69
Pre-Funding Account	19
Pre-Funding Period	72
PTCE	69
R
Record Date	8
Registration Statement	2
Relevant Implementation Date	74
Relevant Member State	74
Repurchase Amount	35
Residual Holdco	6
Restricted Group	73
Revolving Period	19
S
Sale and Servicing Agreement	19
SEC	2
Servicemembers Act	14
Servicer Default	42
Servicing Fee	38
Short-Term note	60
Similar Law	69
Simple Interest Receivables	21
Subsequent Receivables	19
Subsequent Transfer Date	34
T
Terms and Conditions	31
trust	6
Trust Agreement	18
U
U.S. person	58
U.S. Tax-Exempt Shareholders	66
UBTI	66
UCC	57
Underwriting Agreement	74

Annex I

GLOBAL CLEARANCE SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

OVERVIEW

Except in limited circumstances, we will make available the globally offered securities (the “Global Securities”) only in book-entry form. Unless we state otherwise in a prospectus supplement for a series, investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream or Euroclear. Investors may trade the Global Securities as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors holding Global Securities through Clearstream and Euroclear will conduct secondary market trades between each other in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, i.e., seven calendar day settlement.

Investors holding Global Securities through DTC will conduct secondary market trades between each other under the rules and procedures applicable to U.S. corporate debt obligations. Clearstream or Euroclear and DTC participants holding Global Securities will effect secondary cross-market trades between each other on a delivery-against-payment basis through their respective depositaries, who are participants in DTC.

Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes if those holders meet requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

DTC, in the name of Cede & Co. as nominee of DTC, will hold all Global Securities in book-entry form. Financial institutions acting on the behalf of investors as direct and indirect participants in DTC will represent those investors’ interests in the Global Securities. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as participants of DTC.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to securities previously issued by the issuing entity. DTC will credit investor securities custody accounts with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Clearstream or Euroclear will credit Global Securities to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that purchasers and sellers can settle on the desired value date.

Trading between DTC Participants

DTC participants will settle secondary market trades between each other using the procedures applicable to securities previously issued by the issuing entity in same-day funds.

Trading between Clearstream and/or Participants

Clearstream participants and/or Euroclear participants will settle secondary market trades between each other using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser

When a DTC participant desires to transfer Global Securities from its account to the account of a Clearstream participant or a Euroclear participant the purchaser will send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear will instruct their respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month the depositary will then make payment to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the respective clearing system will credit the Global Securities to its system and, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The Global Securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. They may do so the most directly by prepositioning funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the related depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream and Euroclear participants may employ their customary procedures for transactions in which they are to transfer Global Securities by the respective clearing system, through the related depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the related depositary to deliver the bonds to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Clearstream or Euroclear will then reflect the payment in the account of the Clearstream participant or Euroclear participant the following day, and back-value to the value date, which would be the preceding day, when settlement occurred in New York, the receipt of the cash proceeds in the Clearstream or Euroclear participant’s account. Should the Clearstream or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, Clearstream or Euroclear would instead value as of the settlement date the receipt of the cash proceeds in the Clearstream or Euroclear participant’s account.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities enough time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A beneficial owner of globally offered securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) generally will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons generally unless each clearing system bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the

U.S. entity required to withhold tax complies with applicable certification requirements and such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption of non-U.S. persons (Form W-8BEN)

Beneficial owners of offered securities that are non-U.S. persons and that are individuals or entities treated as corporations for federal income tax purposes generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of such change. A non-U.S. person other than an individual or an entity treated as a corporation for federal income tax purposes that beneficially owns a certificate may be subject to more complex rules.

Exemption for non-U.S. person with effectively connected income (Form W-8ECI)

A non-U.S. person including a non-U.S. corporation or bank with a U.S. branch for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8BEN)

Non-U.S. persons that are beneficial owners of offered securities and that are individuals or entities treated as corporations for federal income tax purposes and are residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN. Form W-8BEN may be filed by the beneficial owner of offered securities or such owner’s agent. A non-U.S. person other than an individual or an entity treated as a corporation for federal income tax purposes that beneficially owns a certificate may be subject to more complex rules.

Exemption for U.S. persons (Form W-9)

U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the globally offered securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the globally offered securities.

No dealer, salesperson or other person has been authorized to give any information or to make any representations, other than those contained in the prospectus or prospectus supplement. Any such information or any such representations are not authorized by the depositor or by the underwriters. Do not rely on any such information or any such representations.

We only intend the prospectus supplement to be an offer to sell or a solicitation of an offer to buy the offered notes if:

•	used in a jurisdiction in which such offer or solicitation is authorized,

•	the person making such offer or solicitation is qualified to do so, and

•	such offer or solicitation is made to anyone to whom it is lawful to make such offer or solicitation.

The information in the prospectus or prospectus supplement is only accurate as of the date of this prospectus supplement.

All dealers effecting transactions in the offered securities within 90 days after the date of this prospectus supplement may be required to deliver the prospectus and prospectus supplement, regardless of their participation in this distribution. This is in addition to the obligations of dealers to deliver the prospectus and prospectus supplement when acting as underwriters or when selling their unsold allotments or subscriptions. Such delivery obligations may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.

$1,312,000,000
Chrysler Financial
Auto Securitization
Trust 2010-A

$720,000,000
A-2, 0.69% Asset Backed Notes

$318,891,000
A-3, 0.91% Asset Backed Notes

$82,983,000
B, 1.65% Asset Backed Notes

$80,882,000
C, 2.00% Asset Backed Notes

$109,244,000
D, 3.52% Asset Backed Notes

Chrysler Financial Services
Americas LLC
Sponsor, Originator,
Depositor and Servicer

PROSPECTUS SUPPLEMENT
Dated September 24, 2010